Exhibit 10.17

VERTIS, INC.,

as Issuer,

the Guarantors
named herein

and

THE BANK OF NEW YORK,

as Trustee

INDENTURE

Dated as of February 28, 2003

up to $293,500,000

13 1/2% Senior Subordinated Notes due 2009

[CROSS-REFERENCE TABLE]

TIA Section		Indenture Section

§ 310	(a)(l)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.8; 7.10; 13.2
	(c)	N.A.
§ 311	(a)	7.11
	(b)	7.11
	(c)	N.A.
§ 312	(a)	2.5
	(b)	13.3
	(c)	13.3
§ 313	(a)	7.6
	(b)(l)	7.6
	(b)(2)	7.6
	(c)	7.6; 13.2(b)
	(d)	7.6
§ 314	(a)	4.6; 4.7; 13.2
	(b)	N.A.
	(c)(1)	13.4
	(c)(2)	13.4
	(c)(3)	13.4
	(d)	N.A.
	(e)	13.5
	(f)	N.A.
§ 315	(a)	7.1(b)
	(b)	7.5; 13.2
	(c)	7.1(a)
	(d)	7.1(c)
	(e)	6.11
§ 316	(a) (last sentence)	2.9
	(a)(l)(A)	6.5
	(a)(l)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
	(c)	9.4
§ 317	(a)(l)	6.8
	(a)(2)	6.9
	(b)	2.4
§ 318	(a)	13.1
	(c)	13.1

N.A. means Not Applicable.

i

NOTE:                                    This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

v

Exhibit A-l	— Form of Series A Note
Exhibit A-2	— Form of Series B Note
Exhibit B	— Form of Legend for Global Securities
Exhibit C	— Transferee Certificate for Non-QIB Accredited Investors
Exhibit D	— Transferee Certificate for Transfers Pursuant to Regulation S
Exhibit E	— Form of Guarantee

Note:                         This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE dated as of February 28, 2003, among VERTIS, INC., a corporation duly organized and existing under the laws of the State of Delaware, as issuer (the “Company”), the Guarantors (as defined herein) and THE BANK OF
NEW YORK, a New York banking corporation, as Trustee (the “Trustee”).

The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders:

ARTICLE I

DEFINITlONS AND INCORPORATION BY REFERENCE

SECTION 1.1         Definitions.

“Acceleration Notice” shall have the meaning ascribed to such term in Section 6.2.

“Accrued Bankruptcy Interest” means all interest accruing subsequent to the occurrence of any events specified in Section 6. l (f) or (g) or which would have accrued but for any such event.

“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or (2) assumed in connection with the acquisition of assets from such Person, in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary of the Company and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Adjusted Net Assets” shall have the meaning provided in Section 11.7.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing. Notwithstanding the foregoing, no Person (other than the Company or any

Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

“Affiliate Transaction” has the meaning ascribed to such term in Section 4.13.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Agent Members” has the meaning provided in Section 2.14.

“A/R Facility” means the Receivables Purchase Agreement dated as of March 19, 1996, as amended, among the Company, certain subsidiaries of the Company and BFP Receivables Corporation in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the term thereof, and any successor or replacement agreement, including, without limitation, any agreement or agreements governing a Qualified Receivables Transaction.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

(a)           any transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.5 million;

(b)           the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Article V;

(c)           the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business;

(d)           the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry;

(e)           the licensing of intellectual property;

(f)            disposals or replacements of obsolete equipment in the ordinary course of business;

(g)           the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property in transactions constituting Permitted Investments or Restricted Payments that are not prohibited under Section 4.8;

(h)           sales of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity (for the purposes of this clause (h), Purchase Money Notes shall be deemed to be cash);

(i)            transfers of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction;

(j)            leases or subleases to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; and

(k)           the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

“Banc of America” means Banc of America Bridge LLC (f/k/a NationsBridge, L.L.C.).

“Bankruptcy Law” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute or any other United States federal, state or local law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

“Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of New York, New York or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

“Capital Stock” means:

(1)                           with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2)                           with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1)                           marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or any member state of the European Union or issued by any agency thereof and backed by the full faith and credit of the United States or any member state of the European Union, in each case maturing within one year from the date of acquisition thereof;

(2)                           marketable direct obligations issued by any state of the United States of America or any member state of the European Union or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3)                           commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-l from S&P or at least P-l from Moody’s;

(4)                           time deposits, certificates of deposit or bankers’ acceptances (or with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any member state of the European Union or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200.0 million;

(5)                           certificates of deposit or bankers’ acceptances or similar instruments maturing within one year from the date of acquisition thereof issued by any foreign bank that is a lender under the Senior Credit Facility having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

(6)                           repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) or (2) above entered into with any bank meeting the qualifications specified in clause (4) above;

(7)                           demand deposit accounts maintained in the ordinary course of business; and

(8)                           investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (7) above;

provided, that for purposes of Articles X and XII, the term “Cash Equivalents” shall not include the Cash Equivalents referred to in clause (6) above.

“Change of Control” means the occurrence of one or more of the following events:

(1)                           any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (other than one or more Permitted Holders);

(2)                           the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(3)                           any Person or Group (other than one or more Permitted Holders) shall become the beneficial owner (as defined in Rules 13d-3 and 13d-5 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Vertis Holdings or the Company, unless at such time the Equity Investors beneficially own, directly or indirectly, in the aggregate, shares representing not less than a majority of the voting power represented by the issued and outstanding Capital Stock of the Company; or

(4)                           the first day on which a majority of the Board of Directors of the Company are not Continuing Directors.

“Change of Control Offer” has the meaning ascribed to such term in Section 4.15.

“Change of Control Payment Date” has the meaning ascribed to such term in Section 4.15.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1)                           Consolidated Net Income; and

(2)                           to the extent Consolidated Net Income has been reduced thereby:

(a)           all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

(b)           Consolidated Interest Expense;

(c)           Consolidated Non-cash Charges;

(d)           the amount of any restructuring reserve or charge recorded during such period in accordance with GAAP;

(e)           any fees permitted pursuant to clause (b)(10) of Section 4.13;

(f)            amounts paid as a spread payment in connection with a cashless exercise of options by a director or employee of Vertis Holdings or any of its Restricted Subsidiaries (i.e., a payment equal to the spread of the then fair market value of Vertis Holdings’ Common Stock which may be purchased with such options over the aggregate exercise price of such options); and

(g)           less, without duplication, non-cash items increasing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period in each case determined in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)                           the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period;

(2)                           any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period; and

(3)                           any asset sales or asset acquisitions (including any Consolidated EBITDA (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale during the Four Quarter Period) that have been made by any Person that has become a Restricted Subsidiary of the Company or has been merged with or into the Company or any Restricted Subsidiary of the Company during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date that would have constituted asset sales or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary of the Company or subsequent to such Person’s merger into the Company, as if such asset sale or Asset Acquisition (including the incurrence, assumption or liability for any Indebtedness or Acquired Indebtedness in connection therewith) occurred on the first day of the Four Quarter Period;

provided that to the extent that clause (2) or (3) of this sentence requires that pro forma effect be given to an asset sale or Asset Acquisition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of this “Consolidated Fixed Charge Coverage Ratio” interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                           Consolidated Interest Expense; plus

(2)                           the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and dividends paid on Preferred Stock of Unrestricted Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal; provided that to the extent that such dividend payments are tax deductible, then this clause (2) shall equal the amount set forth in clause (x) hereof without giving effect to clause (y) hereof.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)                           the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations for such period determined on a consolidated basis in conformity with GAAP but excluding amortization or original issued discount and amortization of any deferred financing costs; and

(2)                           the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1)                           gains and losses from Asset Sales (without regard to the $2.5 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects according to GAAP;

(2)                           gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(3)                           extraordinary, unusual or nonrecurring gains, losses, income or expense, and the related tax effects;

(4)                           the net income (or loss) of any Person acquired in a “pooling of interests” transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary of the Company;

(5)                           the net income of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

(6)                           the net loss of any Person other than a Restricted Subsidiary of the Company;

(7)                           the net income of any Person, other than a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary of the Company by such Person unless, in the case of a Restricted Subsidiary of the Company that receives such dividends or distributions, such Restricted Subsidiary is subject to clause (5) above;

(8)                           (A) all non-cash charges (provided that any cash payments actually made with respect to the liabilities for which such cash charges were created shall be deducted from Consolidated Net Income in the period when made) and (B) all deferred financing costs written off in connection with the early extinguishment of any Indebtedness, in each case incurred by the Company or any of its Restricted Subsidiaries in connection with the recapitalization of Vertis Holdings in December 1999 and the related financing transactions;

(9)                           non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transition; and

(10)                         the cumulative effect of a change in accounting principle.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)                           was a member of such Board of Directors on the Issue Date;

(2)                           was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

(3)                           is any designee of a Permitted Holder or was nominated by a Permitted Holder or any designees of a Permitted Holder on the Board of Directors.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning provided in Section 8.2.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy

Law or otherwise.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depository” means The Depository Trust Company, its nominees and successors.

“Designated Senior Debt” means (1) Indebtedness under or in respect of the Senior Credit Facility and (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as “Designated Senior Debt” by the Company.

“Deutsche Bank” means Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company).

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

“Dollars” or the sign “$” means the lawful money of the United States of America.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

“ECP” shall mean Evercore Capital Partners L.P., a Delaware limited partnership.

“ECP Affiliates” shall mean any Affiliate of ECP.

“ECP Investors” shall mean ECP, Evercore Capital Partners (NQ) L.P. and EBF Group L.L.C., or any limited or general partner, stockholder, officer or employee of such ECP Investor.

“Equity Investors” shall mean THL, THL Investors, ECP, ECP Investors and their respective Affiliates, taken as a whole.

“Event of Default” means each of the events set forth in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

“Funding Guarantor” has the meaning ascribed to it in Section 11.7.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Global Security” has the meaning provided in Section 2.2.

“Guarantee Obligations” shall mean, as to any Guarantor, all obligations of every nature of such Guarantor from time to time owing to the Holders and the Trustee under this Indenture and the Notes (including its Guarantee), whether for principal, reimbursements, interest, premium, fees, penalties, expenses, indemnities, damages or otherwise.

“Guarantees” means, collectively, the guarantees of the Notes by the Guarantors pursuant to Article XI which are evidenced by notations of guarantee substantially in the form of Exhibit E.

“Guarantor” means (1) each of the Company’s Domestic Restricted Subsidiaries that is a guarantor under the Senior Credit Facility on the Issue Date and (2) each of the Company’s Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Guarantor Senior Debt” means, with respect to any Guarantor: the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, “Guarantor Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(x)            all. monetary obligations of every nature of such Guarantor under, or with respect to, the Senior Credit Facility and the A/R Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

(y)           all Interest Swap Obligations of such Guarantor (and guarantees thereof by such Guarantor); and

(z)            all obligations of such Guarantor (and guarantees thereof by such Guarantor) under Currency Agreements;

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Guarantor Senior Debt” shall not include:

(1)                           any Indebtedness of such Guarantor to a Subsidiary of the Company;

(2)                           Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the Senior Credit Facility;

(3)                           Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

(4)                           Indebtedness represented by Disqualified Capital Stock;

(5)                           any liability for federal, state, local or other taxes owed or owing by such Guarantor;

(6)                           that portion of any Indebtedness incurred in violation of Section 4.9 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers’ certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate Section 4.9); provided that the foregoing shall not apply to any incurrence under the Senior Credit Facility pursuant to clause (2) of the definition of “Permitted Indebtedness” which incurrence was in violation of such clause (2) solely as a result of the increase in Attributed Receivables Facility Indebtedness (as defined in the Senior Credit Facility as in effect on June 24, 2002) and the lenders under the Senior Credit Facility extended such additional amounts in good faith without knowledge of such increase;

(7)                           Indebtedness which, when incurred and without respect to any election under Section 111 l(b) of Title 11, United States Code, is without recourse to such Guarantor; and

(8)                           any Indebtedness which is, by its express terms, subordinated or junior in right of payment to any other Indebtedness of such Guarantor.

“Guarantor Senior Debt Obligations” means all obligations of any Guarantor for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Guarantor Senior Debt, and all guarantees by such Guarantor of any of the foregoing.

“Holder” or “Securityholder” means a Person in whose name a Note is registered. The Holder of a Note will be treated as the owner of such Note for all purposes.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing); provided that any amendment, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall only be deemed to be an Incurrence of Indebtedness if and to the extent such amendment, modification or waiver (i) increases the principal thereof or interest rate or premium payable thereon or (ii) changes to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness shall be redeemed; provided, further, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Company.

“Indebtedness” means with respect to any Person, without duplication:

(1)                           all Obligations of such Person for borrowed money;

(2)                           all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                           all Capitalized Lease Obligations of such Person;

(4)                           all Obligations of such Person issued or assumed as the deferred purchase price of properly, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

(5)                           all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)                           guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)                           all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, but which Obligations are not assumed by such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(8)                           all Obligations under currency agreements and interest swap agreements of such Person; and

(9)                           all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, (x) the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock and (y) any transfer of accounts receivable or other assets which constitutes a sale for purposes of GAAP shall not constitute Indebtedness hereunder. Accrual of interest, accretion or amortization of original issue discount and the payment of any interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for the purposes of Section 4.9.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act.

“Intercompany Indebtedness” means any Indebtedness of the Company or any Guarantor or Wholly Owned Restricted Subsidiary of the Company that is not a Guarantor which, in the case of the Company, is owing to any Guarantor or Wholly Owned Restricted Subsidiary of the Company that is not a Guarantor and which, in the case of any such Subsidiary, is owing to the Company or any Guarantor or Wholly Owned Restricted Subsidiary of the Company that is not a Guarantor; provided that if as of any date any Person other than the Company or a Guarantor or a Wholly Owned Restricted Subsidiary of the Company that is not a Guarantor, a lender under the Senior Credit Facility or a creditor under any interest rate protection or other hedging agreement (or any collateral agent acting on behalf of such lenders and/or creditors) owns or holds such Indebtedness, or holds any Lien in respect thereof (other than a Lien in favor of the Holders, the lenders under the Senior Credit Facility, the creditors under any interest rate protection or other hedging agreement or any collateral agent for such lenders and/or creditors), such Indebtedness shall no longer be Intercompany Indebtedness.

“interest,” when used with respect to any Note, means the amount of all interest accruing on such Note, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.1(f) and 6.1(g) or which would have accrued but for any such event.

“Interest Payment Date,” when used with respect to any Note, means the stated maturity of an installment of interest specified in such Note.

“Interest Swap Obligations” means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

“Investment” by any Person in any other Person means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, such other Person. “Investment” shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.8:

(1)                           the Company shall be deemed to have made an “Investment” equal to the fair market value of the net assets of any Restricted Subsidiary at the time that such

Restricted Subsidiary is designated an Unrestricted Subsidiary and the aggregate amount of Investments made subsequent to the Issue Date shall exclude (to the extent the designation as an Unrestricted Subsidiary was included as a Restricted Payment) the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed the amount of the Investment deemed made at the date of designation thereof as an Unrestricted Subsidiary; and

(2)                           the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, more than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

“Issue Date” means February 28, 2003.

“JP Morgan” means JP Morgan Chase Bank (f/k/a The Chase Manhattan Bank).

“Laws” means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession or province, or Tribunal, and “Law” means each of the foregoing.

“Legal Defeasance” has the meaning provided in Section 8.2.

“Legal Holiday” means any day other than a Business Day.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Maturity Date” means, when used with respect to any Note, the date specified in such Note as the fixed date on which the final installment of principal of such Note is due and payable (in the absence of any acceleration thereof pursuant to Section 6.2 or any Net Proceeds Offer or Change of Control Offer).

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1)                           out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2)                           taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)                           any repayment of debt under the Senior Subordinated Credit Agreement to the extent such repayment is required thereunder;

(4)                           any relocation expenses and severance, pension and shutdown costs incurred as a result thereof;

(5)                           the repayment of Indebtedness that is secured by a Lien on the Property or assets that are subject of such Asset Sale and such Lien is permitted by this Indenture; and

(6)                           any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Cash Proceeds on such date; provided that, in the case of the sale by the Company of an asset constituting an Investment made after the Issue Date (other than a Permitted Investment), the “Net Cash Proceeds” in respect of such Asset Sale shall not include the lesser of (x) the cash received with respect to such Asset Sale and (y) the initial amount of such Investment, less, in the case of clause (y), all amounts (up to an amount not to exceed the initial amount of such Investment) received by the Company with respect to such Investment, whether by dividend, sale, liquidation or repayment, in each case prior to the date of such Asset Sale.

“Net Proceeds Offer” shall have the meaning ascribed to such term in Section 4.12(a).

“Net Proceeds Offer Amount” shall have the meaning ascribed to such term in Section 4.12(a).

“Net Proceeds Offer Payment Date” shall have the meaning ascribed to such term in Section 4.12(a).

“Net Proceeds Offer Trigger Date” shall have the meaning ascribed to such term in Section 4.12(a).

“Non-payment Default” shall have the meaning ascribed to such term in Section 10.2(b).

“Non-U.S. Person” means a Person who is not a U.S. Person, as defined in Regulation S.

“Notes” means the Series A Notes and Series B Notes as amended or supplemented from time to time in accordance with the terms hereof that are issued pursuant to this Indenture.

“Obligations” means all obligations for (a) principal, premium, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, and (b) to the extent liquidated and quantifiable at the time of determination, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, the Secretary or Assistant Secretary.

“Officers’ Certificate” means, as applied to any corporation, a certificate executed on behalf of such corporation by an Officer.

“Offshore Physical Securities” has the meaning provided in Section 2.2.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include outside or in-house counsel to the Company.

“Paying Agent” has the meaning provided in Section 2.3.

“Payment Blockage Notice” has the meaning ascribed to such term in Section 10.2(b).

“Payment Blockage Period” has the meaning provided in Section 10.2(b).

“Payment Default” shall have the meaning ascribed to such term in Section 10.2(a).

“Payment Restriction” has the meaning ascribed to such term in Section 4.10.

“Permitted Holders” shall mean and include (i) THL, THL Affiliates and THL Investors and (ii) ECP, ECP Affiliates and ECP Investors.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)                           Indebtedness under the Notes and this Indenture and under the Senior Subordinated Credit Agreement (including the guarantees made thereunder) in an aggregate principal amount not to exceed $293.5 million;

(2)                           Indebtedness incurred pursuant to the Senior Credit Facility (including but not limited to Indebtedness in respect of letters of credit or bankers’ acceptances issued or created thereunder) (including the guarantees made thereunder) in a maximum principal amount not to exceed in the aggregate the amount equal to $670 million less (x) the amount of any proceeds from any incurrence by the Company or any of its Restricted Subsidiaries of Attributed Receivables Facility Indebtedness (as defined in the Senior Credit Facility as in effect on June 24, 2002) pursuant to the A/R Facility in excess of $150.0 million and (y) the amount of all mandatory repayments of term loans actually made under, and permanent commitment reductions actually made in the revolving credit portion of, the Senior Credit Facility with Net Cash Proceeds of Asset Sales applied thereto as required by Section 4.12;

(3)                           other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

(4)                           Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Indenture;

(5)                           Indebtedness of the Company or any of its Restricted Subsidiaries under (i) Currency Agreements entered into, in the judgment of the Company, to protect the Company or such Restricted Subsidiary from foreign currency exchange rates and (ii) Raw Material Hedge Agreements;

(6)                           Intercompany Indebtedness of the Company or any of its Restricted Subsidiaries;

(7)                           Acquired Indebtedness of any Restricted Subsidiary of the Company that is not a Guarantor to the extent the Company could have incurred such Indebtedness in accordance with the Consolidated Fixed Charge Coverage Ratio of Section 4.9 on the date such Indebtedness became Acquired Indebtedness; provided that such Acquired Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company; provided, further, that the aggregate amount of Indebtedness (including refinancings thereof) pursuant to this clause (7) and clause (10) shall not exceed $40.0 million in the aggregate;

(8)                           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;

(9)                           any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness (other than pursuant to clauses (2), (4), (5), (6), (7), (8), (10), (11), (12), (13), (14) and (15) of this definition), including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof or other premiums to the extent the Company reasonably determines that such premiums are necessary to effect the refinancing (“Required Premiums”) and fees in connection therewith; provided that any such event shall not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under this Indenture) of the Company and its Restricted Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold; provided that no Restricted Subsidiary of the Company may refinance any Indebtedness pursuant to this clause (9) other than its own Indebtedness;

(10)                         (x) Indebtedness incurred by the Company and its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and (y) Capitalized Lease Obligations in an aggregate principal amount outstanding for both clauses (x) and (y) (including refinancings thereof), together with any Indebtedness pursuant to clause (7), not to exceed $40.0 million at the time of any incurrence thereof;

(11)                         Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;

(12)                         Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary of the Company;

(13)                         obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

(14)                         Indebtedness consisting of guarantees (i) by the Company of Indebtedness and any other obligation or liability permitted to be incurred under this Indenture by Restricted Subsidiaries of the Company, and (ii) subject to the provisions of Section 4.17, by Restricted Subsidiaries of the Company of Indebtedness and any other obligation or liability permitted to be incurred by the Company or other Restricted Subsidiaries of the Company; and

(15)                         additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $35.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Senior Credit Facility; and

(16)                         Indebtedness of the Company represented by the Senior Notes in an aggregate principal amount not to exceed $350.0 million and the related guarantees by the Guarantors.

Notwithstanding anything in this Indenture to the contrary, transactions contemplated pursuant to the A/R Facility shall not be deemed to be the incurrence of Indebtedness by the Company or by any Restricted Subsidiary.

“Permitted Investments” means:

(1)                           Investments by the Company or any Restricted Subsidiary of the Company in any Restricted Subsidiary of the Company that is a Guarantor or any Wholly Owned Subsidiary of the Company that is not a Guarantor (whether existing on the Issue Date or created thereafter) and Investments in the Company by any Restricted Subsidiary of the Company;

(2)                           cash and Cash Equivalents;

(3)                           Investments existing on the Issue Date;

(4)                           loans and advances to employees, officers and directors of the Company and its Restricted Subsidiaries not in excess of $10.0 million at any one time outstanding;

(5)                           accounts receivable owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include concessionary trade terms as the customary trade terms;

(6)                           Currency Agreements, Interest Swap Obligations and Raw Material Hedge Agreements entered into by the Company or any of its Restricted Subsidiaries for bona fide business reasons and not for speculative purposes, and otherwise in compliance with this Indenture;

(7)                           Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8)                           guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred by the Company or any of its Restricted Subsidiaries under this Indenture and the creation of Liens on the assets of the Company or any of its Restricted Subsidiaries in compliance with Section 4.11;

(9)                           Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company and a Guarantor or a Wholly Owned Subsidiary

of the Company that is not a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor or any Wholly Owned Subsidiary of the Company that is not a Guarantor;

(10)                         additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not exceeding $20.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(11)                         any Investment by the Company or a Restricted Subsidiary of the Company in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction; provided that any Investment in a Receivables Entity is in the form of a Purchase Money Note or an equity interest;

(12)                         Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided that such Asset Sale is otherwise effected in compliance with Section 4.12; and

(13)                         that portion of any Investment where the consideration provided by the Company is Capital Stock of the Company (other than Disqualified Capital Stock).

“Permitted Liens” means the following types of Liens:

(1)                           Liens securing the Notes and the Guarantees;

(2)                           Liens securing Acquired Indebtedness incurred in reliance on clause (7) of the definition of “Permitted Indebtedness”; provided that such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company;

(3)                           Liens existing on the Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (9) of the definition of “Permitted Indebtedness” in order to refinance the Indebtedness secured by Liens existing on the Issue Date; provided that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced; and

(4)                           Liens in favor of the Company on the property or assets, or any proceeds, income or profit therefrom, of any Restricted Subsidiary.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

“Physical Security” means, collectively, the Offshore Physical Securities and the U.S. Physical Securities.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“principal” of a debt security means the principal amount of the security plus, when appropriate, the premium, if any, on the security.

“Private Placement Legend” means the legend initially set forth on the Series A Notes in the form set forth on Exhibit A-1.

“Productive Assets” means assets (including Capital Stock) of a kind used or usable in the businesses of the Company and its Restricted Subsidiaries as, or related to such business, conducted on the Issue Date or in businesses reasonably related thereto.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company’s chief financial officer or Board of Directors in consultation with its independent certified public accountants.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note shall be repaid from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any or its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Raw Material Hedge Agreements” means agreements designed to hedge against fluctuations in the cost of raw materials entered into in the ordinary course of business in connection with the operation of the Company’s and its Restricted Subsidiaries’ business.

“Receivable” means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

“Receivables Entity” means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

(1)                     no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

(i)            is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(ii)           is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

(iii)     subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)      with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than (i) pursuant to documents which evidence a Qualified Receivables Transaction and (ii) fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(3)      to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results other than through the contribution of additional Receivables, related security and collections thereto and proceeds of the foregoing.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Redemption Date” means, with respect to any Note, the Maturity Date of such Note or the date on which such Note is to be redeemed by the Company pursuant to the terms of the Notes.

“Reference Date” shall have the meaning ascribed to such term in Section 4.8(c).

“Registrar” has the meaning provided in Section 2.3.

“Registration Rights Agreement” means the Registration Rights Agreement by and among the Company, Deutsche Bank, JP Morgan and Banc of America, as agents, and the lenders named therein, relating to $293.5 million of the Notes and dated as of the Issue Date, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Regulation S” means Regulation S under the Securities Act.

“Representative” means a trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Security” has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholder” means Holder.

“Senior Credit Facility” means the Credit Agreement dated as of December 7, 1999, among the Company, certain of its subsidiaries, the lenders party thereto in their capacities as lenders thereunder and J.P. Morgan Securities Inc. (f/k/a Chase Securities Inc.) and Deutsche Bank Securities Inc., as Joint Lead Arrangers and Joint Book Managers, JP Morgan Chase Bank, (f/k/a The Chase Manhattan Bank), as Administrative Agent, Deutsche

Bank Trust Company Americas (f/k/a Bankers Trust Company), as Syndication Agent, Bank of America, N.A., as Documentation Agent, and various co-agents, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Senior Debt” means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, “Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(1)                           all monetary obligations of every nature of the Company under, or with respect to, the Senior Credit Facility and the A/R Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof);

(2)                           all Interest Swap Obligations of the Company (and guarantees thereof by the Company); and

(3)                           all obligations of the Company (and guarantees thereof by the Company) under Currency Agreements;

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Senior Debt” shall not include:

(1)                           any Indebtedness of the Company to a Subsidiary of the Company;

(2)                           Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation) other than a shareholder who is also a lender (or an Affiliate of a lender) under the Senior Credit Facility;

(3)                           Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

(4)                           Indebtedness represented by Disqualified Capital Stock;

(5)                           any liability for federal, state, local or other taxes owed or owing by the Company;

(6)                           that portion of any Indebtedness incurred in violation of Section 4.9 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers’ certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture); provided that the foregoing shall not apply to any incurrence under the Senior Credit Facility pursuant to clause (2) of the definition of “Permitted Indebtedness” which incurrence was in violation of such clause (2) solely as a result of the increase in Attributed Receivables Facility Indebtedness (as defined in the Senior Credit Facility as in effect on June 24, 2002) and the lenders under the Senior Credit Facility extended such additional amounts in good faith without knowledge of such increase;

(7)                           Indebtedness which, when incurred and without respect to any election under Section 111l(b) of Title 11, United States Code, is without recourse to the Company; and

(8)                           any Indebtedness which is, by its express terms, subordinated or junior in right of payment to any other Indebtedness of the Company.

“Senior Debt Obligations” means all obligations of the Company for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Senior Debt, and all guarantees by the Company of any of the foregoing.

“Senior Notes” means the Company’s $350,000,000 aggregate principal amount of 10-7/8% Senior Notes due 2009.

“Senior Subordinated Credit Agreement” shall mean the Senior Subordinated Credit Agreement dated as of December 7, 1999, by and among Vertis Holdings, the Company, the subsidiary guarantors named therein, the lenders party thereto, and the agent banks named therein, as the same may be amended from time to time.

“Senior Subordinated Indebtedness” means (x) with respect to the Notes, any Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes and is not by its express terms subordinate in right of payment to any Indebtedness of the Company which is not Senior Debt and (y) with respect to a Guarantee, any Indebtedness of a Guarantor that specifically provides that such Indebtedness is to rank pari passu with such Guarantor’s Guarantee and is not by its express terms subordinate in right of payment to any Indebtedness of such Guarantor which is not Guarantor Senior Debt.

“Series A Notes” means the 13½% Senior Subordinated Notes due 2009, Series A, issued, authenticated and delivered under this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture substantially in the form set forth in Exhibit A-1.

“Series B Notes” means the 13½% Senior Subordinated Notes due 2009, Series B (the terms of which are identical to the Series A Notes except that the Series B Notes shall be registered under the Securities Act, and shall not contain the restrictive legend on the face of the form of the Series A Notes) to the extent issued in exchange for the Series A Notes pursuant to the terms of the Registration Rights Agreement and this Indenture substantially in the form set forth in Exhibit A-2.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which, taken as a whole, are reasonably customary in an accounts receivable transaction (including, without limitation, all such representations, warrants, covenants and indemnities included in the documents evidencing the A/R Facility as in effect on the Issue Date).

“Subordinated Obligation” means(x) with respect to the Company, any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinate in right of payment to the Notes, pursuant to a written agreement and (y) with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinate in right of payment to the Guarantee of such Guarantor, pursuant to a written agreement.

“Subsidiary” with respect to any Person, means:

(1)                           any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)                           any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“THL” shall mean Thomas H. Lee Partners, L.P., a Delaware limited partnership.

“THL Affiliates” shall mean any Affiliate of THL, provided that for purposes of the definition of “Change of Control,” the term THL Affiliate shall not include any portfolio company of either THL or any Affiliate of THL.

“THL Investor” shall mean and include Thomas H. Lee Equity Fund, IV, L.P., Thomas H. Lee Foreign Fund, IV, L.P., Thomas H. Lee Equity Fund IV, L.P., 1997 Thomas H. Lee Nominee Trust and Thomas H. Lee Charitable Investment, L.P., or any limited or general partner, stockholder, officer, employee or consultant of such THL Investor, or any officer, employee or consultant of THL; provided that for the purposes of making calculations under the definition of “Change of Control,” the aggregate amount of equity of Vertis Holdings attributable to consultants of THL and consultants of THL Investors may not exceed $3 million.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture.

“Transaction Date” has the meaning ascribed to such term in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Tribunal” means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of the United States or any state, province, commonwealth, nation, territory or possession, whether now or hereafter constituted and/or existing.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” of any Person means:

(1)                           any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)                           any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1)                           the Company certifies to the Trustee that such designation complies with Section 4.8; and

(2)                           each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1)                           immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9; and

(2)                           immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“U.S. Physical Securities” means Notes, together with their related Guarantees, issued in the form of certificated Notes, together with their related Guarantees, in registered form in substantially the form set forth in Exhibit A-l or Exhibit A-2.

“Vertis Holdings” means Vertis Holdings, Inc., a Delaware corporation and the parent of the Company.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” means any Restricted Subsidiary of the Company all the outstanding voting interests or voting Capital Stock of which (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned, directly or indirectly, by the Company.

SECTION 1.2             Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

(a)  “Commission” means the SEC;

(b)  “indenture securities” means the Notes, together with their related Guarantees;

(c)  “indenture security holder” means a Securityholder;

(d)  “indenture to be qualified” means this Indenture;

(e)  “indenture trustee” or “institutional trustee” means the Trustee; and

(f)  “obligor” on the indenture securities means the Company or any other obligor on the Notes and the Guarantees.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.

SECTION 1.3             Rules of Construction.

Unless the context otherwise requires:

(a)  a term has the meaning assigned to it;

(b)  “or” is exclusive;

(c)  words in the singular include the plural, and words in the plural include the singular;

(d)  provisions apply to successive events and transactions;

(e)  “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

(f)  unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company.

ARTICLE II

THE SECURITIES

SECTION 2.1             Form and Dating.

The Series A Notes and the Series B Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibits A-l and A-2 annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule, usage or agreement to which the Company is subject. Each Note shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Notes and the Guarantees shall constitute, and are expressly made, a part of this Indenture.

SECTION 2.2             Execution and Authentication.

Two Officers shall execute the Notes on behalf of the Company by either manual or facsimile signature. The Guarantors shall execute the Guarantees in the manner set forth in Article XI.

If a Person whose signature is on a Note as an Officer no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Each Note shall be dated the date of its authentication.

The Trustee shall authenticate Series A Notes for original issue from time to time in the aggregate principal amount not to exceed $293,500,000, upon receipt of an Officers’ Certificate. In addition, the Trustee or an authenticating agent shall authenticate Series B Notes to the extent issued pursuant to the terms of the Registration Rights Agreement upon receipt of an Officers’ Certificate. The aggregate principal amount of Notes outstanding at any time may not exceed $293,500,000 except as provided in Section 2.7.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same authenticating rights and duties as the Trustee in any dealings hereunder with the Company or with any Affiliate of the Company.

The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global notes in registered form, substantially in the form set forth in Exhibit A-l (“Global Securities”), deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit B. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of certificated notes in registered form set forth in Exhibit A-l (“Offshore Physical Securities”).

SECTION 2.3             Registrar and Paying Agent.

The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency (which shall be located in the Borough of Manhattan, City of New York, State of New York) where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Company may act as its own Paying Agent, except that for the purposes of payments on account of principal on the Notes pursuant to Sections 4.12 and 4.15, neither the Company nor any Affiliate of the Company may act as Paying Agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7.

The Company initially appoints the Trustee as Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.4             Paying Agent To Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.1(a) or (b) upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.5             Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders and otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders.

SECTION 2.6             Transfer and Exchange.

Subject to the provisions of Sections 2.14 and 2.15, when Notes are presented to the Registrar or a co-Registrar with a request from the Holder of such Notes to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes (together with related Guarantees executed by the Guarantors) evidencing such transfer or exchange. No service charge shall be made to the Securityholder for any registration of transfer or exchange. The Company may require from the Securityholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.10, 4.12, 4.15 or 9.5 (in which events the Company will be responsible for the payment of such taxes). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Note being redeemed in part.

SECTION 2.7             Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee or if the Holder of a Note of any series claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note (together with related Guarantees executed by the Guarantors) if the Holder of such Note furnishes to the Company and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of the Company or the Trustee, as the case may be, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company’s expenses in replacing such Note and the Trustee may charge the Company for the Trustee’s expenses in replacing such Note. Every replacement Note shall constitute an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

SECTION 2.8             Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation or (c) those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date money sufficient to pay all accrued interest and principal with respect to such Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.9             Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any Subsidiary or an Affiliate of the Company shall be deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes that the Trustee knows are so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10           Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes (together with related Guarantees executed by the Guarantors). Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company reasonably considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes (together with related Guarantees executed by the Guarantors) in exchange for temporary Notes. Until such exchange, such temporary Notes shall be entitled to the same rights, benefits and privileges as the definitive Notes.

SECTION 2.11           Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of canceled Notes unless the Company directs the Trustee to return such Notes to the Company. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.12           Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date. Such record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Securityholder a notice that states the record date, the payment date and the amount of defaulted interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.1 (a) or (b) shall be paid to Holders of Notes as of the regular record date for the interest payment date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

SECTION 2.13           CUSIP Number.

The Company in issuing the Notes may use a “CUSIP” number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14           Book-Entry Provisions for Global Securities.

(a)           The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)           Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. U.S. Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities, in accordance with the rules and procedures of the Depository, only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue U.S. Physical Securities.

(c)           In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of U.S. Physical Securities (together with related Guarantees executed by the Guarantors) of authorized denominations.

(d)           Any U.S. Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the U.S. Physical Securities set forth in Exhibit A-1.

(e)           The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through

Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.15           Special Transfer Provisions.

(a)           Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

(i)            the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto, together, in the case of clause (i)(x) with such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; and

(ii)           if the proposed transferor is an Agent Member holding a beneficial interest in a Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository’s and the Registrar’s procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of a Global Security in an amount equal to the principal amount of the beneficial interest in a Global Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities (together with related Guarantees executed by the Guarantors) of like tenor and amount.

(b)           Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

(i)            the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)           if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

(c)           Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 2.15 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

(d)           General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

ARTICLE III

REDEMPTION

SECTION 3.1             Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Notes to be redeemed.

The Company shall give each notice provided for in this Section 3.1 at least 30 but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), together with an Officers’ Certificate stating that such redemption will comply with the conditions contained herein and in the Notes.

SECTION 3.2             Selection of Notes To Be Redeemed.

If less than all of the Notes are to be redeemed, the Trustee shall select Notes to be so redeemed in compliance with applicable legal requirements and the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, by lot, pro rata or in such other fair and appropriate manner chosen at the discretion of the Trustee.

The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1,000 or less may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount of each certificate selected for redemption.

SECTION 3.3             Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause the mailing of a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed at such Holder’s address as it appears on the Notes register maintained by the Registrar with a copy to the Trustee and any Paying Agent.

The notice shall identify the Notes to be redeemed and shall state:

(a)  the Redemption Date;

(b)  the redemption price to be paid;

(c)  the name and address of the Paying Agent;

(d)  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

(e)  that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes to be redeemed;

(f)  if any Note is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that, on or after the Redemption Date, upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Securityholder;

(g)  if less than all of the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed; and

(h)  the CUSIP number, if any.

At the Company’s request, made to the Trustee at least 35 days prior to the Redemption Date, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense in accordance with this Section 3.3.

SECTION 3.4             Effect of Notice of Redemption.

Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price plus accrued interest to the Redemption Date, but interest installments whose Interest Payment Date is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Notes.

SECTION 3.5             Deposit of Redemption Price.

Prior to 10:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date.

If any Note surrendered for redemption in the manner provided in the Notes shall not be so paid on the Redemption Date due to the failure of the Company to deposit sufficient funds with the Paying Agent, interest will continue to accrue from and including the Redemption Date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Notes.

SECTION 3.6             Notes Redeemed in Part.

Upon surrender to the Paying Agent of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note (together with related Guarantees executed by the Guarantors) equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE IV

COVENANTS

SECTION 4.1             Payment of Notes.

The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.

An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any Subsidiary of the Company or any Affiliate of any thereof) holds on such date immediately available funds designated for and sufficient to pay such installment.

The Company shall pay interest (including Accrued Bankruptcy Interest) on overdue principal and on overdue installments of interest, in each case at the rate per annum specified in the Notes, to the extent lawful.

SECTION 4.2             Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency, where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 13.2 as an agency of the Company in accordance with Section 2.3.

SECTION 4.3             Corporate Existence.

Subject to Article V hereof, the Company shall do or cause to be done, at its own cost and expense, all things necessary to, and will cause each of its Restricted Subsidiaries to, preserve and keep in full force and effect the corporate existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any of its Restricted Subsidiaries, if in the judgment of the Board of Directors or management of the Company (i) such preservation or existence is not desirable in the conduct of business of the Company or such Restricted Subsidiary and (ii) the loss of such right, license or franchise or the dissolution of such Restricted Subsidiary is not adverse in any material respect to the Holders.

SECTION 4.4             Payment of Taxes and Other Claims.

The Company shall and shall cause each of its Subsidiaries to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries’ income, profits or property and (b) all material lawful claims for labor, materials and supplies which, if unpaid, would be reasonably likely to by law become a Lien upon its property or the property of any of its Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves (in the good faith judgment of the Board of Directors or management of the Company) have been made in accordance with GAAP.

SECTION 4.5             Maintenance of Properties.

The Company shall and shall cause each of its Restricted Subsidiaries to at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided that nothing in this Section 4.5 shall prevent the Company or any Restricted Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the reasonable and good faith judgment of the Board of Directors or management of the Company or the Restricted Subsidiary concerned, as the case may be, desirable in the conduct of the business of the Company or such Restricted Subsidiary, as the case may be, or (iii) otherwise permitted by this Indenture.

SECTION 4.6             Compliance Certificates; Notice of Default.

(a)           The Company shall deliver to the Trustee, within 120 days after the end of its fiscal year, an Officers’ Certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer complying with TIA § 314(a)(4) stating (i) that a review of the activities of the Company and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and the Guarantors have kept, observed, performed and fulfilled each of their respective obligations under this Indenture, the Notes and the Guarantees and (ii) that, to the best knowledge of such Officer after due inquiry, each of the Company and the Guarantors has kept, observed, performed and fulfilled, in each case in all material respects, each and every covenant and other obligation contained in this Indenture, the Notes and the Guarantees and is not in default in the performance or observance of any of the terms, provisions and conditions hereof and has not failed to comply with any other obligation hereunder (or, if a Default, Event of Default or failure to comply with any other obligation hereunder shall have occurred, describing with particularity all such Defaults, Events of Default or failures to comply with any other obligation hereunder of which such Officer may have knowledge, including, but not limited to, their status and what action the Company is taking or proposes to take with respect thereto).

(b)           The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.7             Reports.

(a)           The Company shall deliver to the Trustee and mail to each Holder, within 15 days after the filing of the same with the SEC, copies of its annual report and of the information, documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA § 314(a).

(b)           If the Company is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC, to the extent permitted, and distribute to the Trustee and to each Holder copies of the quarterly and annual financial information and current reports on Form 8-K that would have been required to be filed with the SEC pursuant to the Exchange Act had the Company been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. All such financial information shall include consolidated financial statements (including footnotes) prepared in accordance with GAAP. Such annual financial information shall also include an opinion thereon expressed by an independent accounting firm of established national reputation. All such consolidated financial statements shall be accompanied by a “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The financial information and current reports to be distributed to Holders pursuant to this Section 4.7 shall be filed with the Trustee and mailed to the Holders at their respective addresses appearing in the register of the Notes maintained by the Registrar, within the time periods specified in the SEC’s rules and regulations.

(c)           The Company shall deliver to the Trustee and mail to each Holder, within the applicable time periods provided in the Senior Subordinated Credit Agreement, all information and reports which the lenders under the Senior Subordinated Credit Agreement are entitled to receive from Vertis Holdings, the Company and the Company’s Subsidiaries, as the case may be, in each case to the extent not already provided under clauses (a) and (b) of this Section 4.7.

(d)           Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificates).

SECTION 4.8             Limitation on Restricted Payments.

(a)           The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock or options, warrants and other rights to purchase the same) on or in respect of shares of Capital Stock of the Company to holders of such Capital Stock;

(2)           purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

(3)           make any principal payment on, purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligation; or

(4)           make any Investment (other than Permitted Investments) in any other Person (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”);

if at the time of such Restricted Payment or immediately after giving effect thereto:

(i)            a Default or an Event of Default shall have occurred and be continuing; or

(ii)           the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9; or

(iii)          the aggregate amount of Restricted Payments made subsequent to June 24, 2002 (the amount expended for such purposes, if other than cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company), shall exceed the sum of (the “Restricted Payment Basket”):

(v)           50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to June 30, 2002 and on or prior to the date the Restricted Payment occurs (the “Reference Date”) (treating such period as a single accounting period); plus

(w)          100% of the aggregate Net Cash Proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to June 24, 2002 and on or prior to the Reference Date of Qualified Capital Stock of the Company (including Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness but excluding aggregate net cash proceeds from the sale of Capital Stock to the extent used to repurchase or acquire shares of Capital Stock of the Company or a Subordinated Obligation of the Company or a Guarantor pursuant to clause (2) of paragraph (b) below); plus

(x)            without duplication of any amounts included in clause (iii) (w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company’s Capital Stock subsequent to June 24, 2002; plus

(y)           to the extent that any Investment (other than a Permitted Investment) that was made after June 24, 2002 is sold for cash or otherwise liquidated or repaid for cash, the Net Cash Proceeds received with respect to such sale, liquidation or repayment of such Investment, but only to the extent not included in the calculation of Consolidated Net Income.

(b)           Notwithstanding the foregoing, the provisions set forth in paragraph (a) do not prohibit:

(1)           the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2)           the acquisition of any shares of Capital Stock of the Company or the repurchase, redemption or other repayment of any Subordinated Obligation of the Company or any Guarantor in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(3)           the repurchase, redemption or other repayment of any Subordinated Obligation of the Company or any Guarantor in exchange for or solely out of the proceeds of the substantially concurrent issuance (other than to a Subsidiary of the Company) of a Subordinated Obligation of the Company or such Guarantor with no payments of principal required until at least six months following the maturity date of the Notes;

(4)           the making of distributions, loans or advances in an amount not to exceed (x) $5.0 million to pay the ordinary operating costs of Vertis Holdings (including, without limitation, directors fees, indemnification obligations, professional fees and expenses) related to Vertis Holdings’ ownership of Capital Stock of the Company (other than to the Equity Investors or their Affiliates) in any fiscal year plus

(y) any other amounts of corporate overhead expenses payable by Vertis Holdings which were deducted in calculating the Consolidated Net Income of the Company in accordance with GAAP;

(5)           the payment by the Company of cash dividends to Vertis Holdings in the amounts and at the times of any payment by Vertis Holdings in respect of taxes, provided that (x) the amount of cash dividends paid pursuant to this clause (5) to enable Vertis Holdings to pay federal and state income taxes at any time shall not exceed the lesser of (A) the amount of such federal and state income taxes owing by Vertis Holdings at such time for the respective period and (B) the amount of such federal and state income taxes that would be owing by the Company and its Subsidiaries on a consolidated basis for such period if determined without regard to Vertis Holdings’ ownership of the Company and (y) any refunds shall promptly be returned by Vertis Holdings to the Company;

(6)           payments for the purpose of and in an amount equal to the amount required to permit Vertis Holdings to redeem or repurchase Vertis Holdings’ common equity or options in respect thereof, in each case in connection with the repurchase, put or call provisions under employee stock option, management subscription, retained share or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause (6) shall not exceed $10.0 million per annum; provided that amounts not used pursuant to this clause (6) in prior years shall not be carried forward for use in future years;

(7)           so long as no Default or Event of Default shall have occurred and be continuing, payments not to exceed $500,000 in the aggregate to enable Vertis Holdings to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock;

(8)           payments made to the Equity Investors allowed pursuant to Section 4.13; and

(9)           repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; and

(10)           additional Restricted Payments in an aggregate amount not to exceed $13.0 million.

In determining the aggregate amount of the Restricted Payments Basket in accordance with clause (iii) of paragraph (a) above, amounts expended pursuant to clauses (1), (6) and (10) of paragraph (b) shall be included in such calculation.

SECTION 4.9             Limitation on Incurrence of Additional Indebtedness.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of any such Indebtedness, the Company or any Guarantor may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company would have been greater than 2.25 to 1.0 if such Indebtedness is incurred before January 1, 2005, or greater than 2.5 to 1.0 if such Indebtedness is incurred on or after January 1, 2005.

No Indebtedness incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test of the preceding sentence (including, without limitation, Indebtedness under the Senior Credit Facility) shall reduce the amount of Indebtedness which may be incurred pursuant to any clause of the definition of Permitted Indebtedness (including, without limitation, Indebtedness under the Senior Credit Facility pursuant to clause (2) of the definition of Permitted Indebtedness)

(b)           For purposes of determining compliance with this covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the definition of “Permitted Indebtedness,” the Company, in its sole discretion, will classify such item of Indebtedness at the time of incurrence and will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the definition of “Permitted Indebtedness” and (2) the Company will be entitled from time to time to reclassify any Indebtedness incurred pursuant to any clause in the definition of “Permitted Indebtedness.”

SECTION 4.10           Limitation on Dividend and Other Payment
Restrictions Affecting Subsidiaries.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on or in respect of its Capital Stock;

(2)           make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(3)           transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

(a)           applicable law;

(b)           the Loan Documents (as defined in the Senior Subordinated Credit Agreement), this Indenture or encumbrances or restrictions substantially similar to the encumbrances and restrictions contained in the Loan Documents (as defined in the Senior Subordinated Credit Agreement) and this Indenture, as the case may be, taken as a whole;

(c)           non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(d)           any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to the Company or any Restricted Subsidiary of the Company, or the properties or assets of any such Person, other than the Person or the properties or assets of the Person so acquired; provided, however, that such Acquired Indebtedness was not incurred in connection with, or in anticipation or contemplation, of an acquisition by the Company or the Restricted Subsidiary;

(e)           agreements existing on the Issue Date;

(f)            the Senior Credit Facility and the A/R Facility;

(g)           restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(h)           restrictions imposed by any agreement to sell assets permitted under this Indenture to any Person pending the closing of such sale;

(i)            Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity;

(j)            agreements governing Indebtedness permitted to be Incurred pursuant to Section 4.9, provided that the provisions relating to such encumbrances or restrictions contained in such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions contained in the Senior Credit Facility as in effect on the Issue Date; or

(k)           an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clause (b), (d), (e) or (f) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are no less favorable to the Company or the Holders in any material respect as determined by the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d), (e) or (f).

SECTION 4.11           Limitation on Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any of their respective property or assets, or any proceeds, income or profit therefrom which secure Senior Subordinated Indebtedness or Subordinated Obligations, unless:

(1)           in the case of Liens securing Subordinated Obligations of the Company, the Notes are secured by a Lien on such property, assets, proceeds, income or profit that is senior in priority to such Liens;

(2)           in the case of Liens securing Subordinated Obligations of a Guarantor, such Guarantor’s Guarantee is secured by a Lien on such property, assets, proceeds, income or profit that is senior in priority to such Liens;

(3)           in the case of Liens securing Senior Subordinated Indebtedness of the Company, the Notes are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit; and

(4)           in the case of Liens securing Senior Subordinated Indebtedness of a Guarantor, such Guarantor’s Guarantee is equally and ratably secured by a Lien on such property, assets, proceeds, income or profit.

SECTION 4.12           Limitation on Asset Sales.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company’s Board of Directors);

(2)           at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (x) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes and other than liabilities consisting of Disqualified Capital Stock) (i) that are assumed by the transferee of any such assets and from which the Company and its Restricted Subsidiaries are unconditionally released or (ii) in respect of which neither the Company nor any Restricted Subsidiary following such sale has any obligation and (y) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are promptly, but in no event more than 60 days after receipt, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), shall be deemed to be cash for purposes of this provision; and

(3)           upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either:

(a)           to prepay any Senior Debt or Guarantor Senior Debt and, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

(b)           to reinvest in Productive Assets (and to the extent such reinvestment constitutes an Investment, such reinvestment complies with Section 4.8); or

(c)           a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(a), (3)(b) and (3)(c) of the immediately preceding sentence (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b)
and (3)(c) of the immediately preceding sentence (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase for cash (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price in cash equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest, dividends or other earnings received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder as of the date of such conversion or disposition and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

(b)           Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $20 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $10 million, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $20 million or more shall be deemed to be a Net Proceeds Offer Trigger Date).

(c)           Notwithstanding paragraphs (a) and (b) of this Section 4.12, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

(1)           at least 75% of the consideration for such Asset Sale constitutes Productive Assets (and to the extent any of such Productive Assets constitutes an Investment, such Investment complies with Section 4.8); and

(2)           such Asset Sale is for at least fair market value (as determined in good faith by the Company’s Board of Directors); provided that any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds and shall be subject to the provisions of this covenant with respect to the application of Net Cash Proceeds; provided that at the time of entering into such transaction or immediately after giving effect thereto, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof.

(d)           Within 25 days following the Net Proceeds Offer Trigger Date, the Company shall mail or cause the Trustee to mail (in the Company’s name and at its expense)

notice of a Net Proceeds Offer to the Holders of the Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Net Proceeds Offer shall remain open from the time of mailing for at least 20 Business Days and until the close of business on the third Business Day prior to the Net Proceeds Offer Payment Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

(i)            that the Net Proceeds Offer is being made pursuant to this Section 4.12;

(ii)           the purchase price (including the amount of accrued and unpaid interest, if any) for each Note and the Net Proceeds Offer Payment Date;

(iii)          that any Note not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

(iv)          that any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date unless the Company shall fail to make payment therefor;

(v)           that Holders electing to have Notes purchased pursuant to a Net Proceeds Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the third Business Day immediately preceding the Net Proceeds Offer Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

(vi)          that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the third Business Day immediately preceding the Net Proceeds Offer Payment Date, a telex or facsimile transmission (confirmed by overnight delivery of the original thereof) or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes purchased;

(vii)         that if Notes in a principal amount in excess of the Holders’ pro rata share of the Net Proceeds are tendered pursuant to a Net Proceeds Offer, the Company shall purchase Notes on a pro rata basis among the Notes tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

(viii)        that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

(ix)           the instructions that Holders must follow in order to tender their Notes.

On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment, on a pro rata basis among the Notes, Notes or portions thereof tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Paying Agent the Notes so accepted together with an Officers’ Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Net Proceeds Offer on the first Business Day following the Net Proceeds Offer Payment Date. The Paying Agent shall promptly deliver to the Company the balance of any moneys held by the Paying Agent after payment to the Holders of Notes as aforesaid.

(e)           To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

(f)            In the event of the transfer of substantially all of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Article V, which transaction does not constitute a Change of Control, the successor Person shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this Section 4.12, and shall comply with the provisions of clause (a)(3) of this Section 4.12 respect to such deemed sale as if it were an Asset Sale.

(g)           The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations (including Rule 14e-l under the Exchange Act) in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

SECTION 4.13           Limitations on Transactions with Affiliates.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an “Affiliate Transaction”), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions entered into on terms that are fair and reasonable to, and in the best interests of, the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Company’s Board of Directors; provided, however, that for a transaction or series of related transactions with an aggregate value of $5.0 million or more, at the Company’s option (i) such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Company or (ii) the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received a favorable opinion from a nationally recognized investment banking firm that such Affiliate Transaction is fair from a financial point of view to the Company or such Restricted Subsidiary; provided, further, that for a transaction or series of related transactions with an aggregate value of $20.0 million or more, the Board of Directors of the Company shall have received a favorable opinion from a nationally recognized investment banking firm that such Affiliate Transaction is fair from a financial point of view to the Company or such Restricted Subsidiary.

(b)           The foregoing restrictions shall not apply to:

(1)           transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture;

(2)           transactions effected as part of a Qualified Receivables Transaction;

(3)           any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(4)           Restricted Payments permitted by this Indenture;

(5)           loans or advances to officers, directors or employees of the Company or its Restricted Subsidiaries not in excess of $10.0 million at any one time outstanding;

(6)           Permitted Investments or Permitted Liens;

(7)           transactions with Persons solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Restricted Subsidiaries, where such Persons are treated no more favorably than holders of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary generally;

(8)           reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, consultants or employees of Vertis Holdings or any of its Restricted Subsidiaries (other than the THL Affiliates and the ECP Affiliates, which are set forth in clauses 9, 10 and 11 below), as determined by the Board of Directors of the Company or any such Restricted Subsidiary or the senior management thereof in good faith, including, without limitation, issuances of stock, payment of bonuses and other transactions pursuant to employment or compensation agreements, stock option agreements, indemnification agreements and other arrangements in effect on the Issue Date or substantially similar thereto;

(9)           the payment, on a quarterly basis, of management fees to (A) THL and/or the THL Affiliates not to exceed $250,000 in any fiscal quarter and (B) ECP and/or the ECP Affiliates not to exceed $62,500 in any fiscal quarter, in each case in accordance with the management agreement between THL, the THL Affiliates, ECP and/or the ECP Affiliates and Vertis Holdings;

(10)         the reimbursement of THL, the THL Affiliates, ECP and/or the ECP Affiliates for the reasonable out-of-pocket expenses incurred by them in connection with performing management services to Vertis Holdings and its Restricted Subsidiaries;

(11)         the payment of one-time fees to THL, the THL Affiliates, ECP and/or the ECP Affiliates in connection with acquisition transactions not prohibited by this Indenture, such fees to be payable at the time of each such acquisition and not to exceed (for all fees paid pursuant to this clause (11)) 2.5% of the aggregate consideration paid by Vertis Holdings and its Restricted Subsidiaries for any such acquisition or such lesser amount as is then permitted pursuant to the Senior Credit Facility; and

(12)         reasonable and customary fees paid to members of the Board of Directors of the Company, other than THL, the THL Affiliates, ECP and the ECP Affiliates.

Notwithstanding the foregoing, the Company shall only pay one-half of any management or other fees or expenses permitted under clauses (9), (10) and (11) to the Equity Investors or their Affiliates at a time when a Default or an Event of Default exists; provided that such unpaid fees and/or expenses shall be paid at such time as such Default or Event of Default shall have been cured or waived.

SECTION 4.14           Prohibition on Incurrence of Senior Subordinated Debt.

Neither the Company nor any Guarantor shall incur Indebtedness that is senior in right of payment to the Notes or such Guarantor’s Guarantee and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

SECTION 4.15           Change of Control.

(a)           Upon the occurrence of a Change of Control (the date of such occurrence, the “Change of Control Date”), each Holder shall have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to an offer to purchase (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued interest thereon to the date of repurchase.

Prior to the mailing of the notice to the Holders provided for in paragraph (b) below but in any event within 30 days following the date upon which the Company obtains actual knowledge of any Change of Control, the Company hereby covenants to (i) repay in full and terminate all commitments under Indebtedness under the Senior Credit Facility and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Senior Credit Facility and all other such Senior Debt and to repay the Indebtedness of each lender which has accepted such offer or (ii) obtain the requisite consents under the Senior Credit Facility and all other Senior Debt to permit the repurchase of the Notes as provided for in paragraph (c) below.

The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase the Notes pursuant to this Section 4.15. The Company’s failure to comply with the covenant described in the immediately preceding paragraph (and any failure to send the notice referred to in clause (b) below as a result of the prohibition in the second preceding sentence) may (with notice and lapse of time) constitute an Event of Default described in Section 6.1 (c) but shall not constitute an Event of Default described in Section 6.1 (a) or (b).

(b)           Notice of a Change of Control Offer shall be sent, by first class mail, by the Company within 30 days following the date upon which the Company obtains actual knowledge that a Change of Control occurred to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The date on which Notes are purchased pursuant to the Change of Control Offer shall be a business day that is no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of

Control Payment Date”). The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 3:00 p.m., New York City time, on the third Business Day prior to the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

(i)            that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes will be accepted for payment;

(ii)           the purchase price (including the amount of accrued and unpaid interest, if any) for each Note and the Change of Control Payment Date;

(iii)          that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

(iv)          that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date unless the Company shall fail to make payment therefor;

(v)           that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 3:00 p.m., New York City time, on the Change of Control Payment Date and must complete any form of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

(vi)          that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 3:00 p.m., New York City time, on the third Business Day prior to the Change of Control Payment Date, a telex or facsimile transmission (confirmed by overnight delivery of the original thereof) or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes purchased;

(vii)         that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

(viii)        the instructions that Holders must follow in order to tender their Notes.

(c)           On the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers’ Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Payment Date.

(d)           The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations (including Rule 14e-l under the Exchange Act) in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

SECTION 4.16           Waiver of Stay; Extension of Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not, nor shall it cause or permit any of the Guarantors to, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or interest on the Notes or the Guarantees, as applicable, as contemplated herein or in the Notes and the Guarantees, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.17           Limitation on Guarantees by Restricted Subsidiaries.

The Company shall not permit any of its Domestic Restricted Subsidiaries that is not a Guarantor (whether formed or acquired before or after the Issue Date), directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company (other than: (1) Indebtedness under Currency Agreements in reliance on clause (5) of the definition of Permitted Indebtedness; or (2) Interest Swap Obligations incurred in reliance on clause (4) of the definition of Permitted Indebtedness), unless, in any such case:

(1)                           such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture providing a guarantee of payment of the Notes by such Restricted Subsidiary, and

(2)                           (a) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Debt, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Debt may be superior to such guarantee of the Notes pursuant to subordination provisions no less favorable to the Holders of the Notes than those contained in this Indenture and (b) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Subordinated Obligation shall be subordinated to such guarantee at least to the same extent that the Notes are subordinated to Senior Debt.

Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

(1)                           the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph and all other Indebtedness which would require that a Guarantee be executed and delivered pursuant to the preceding paragraph;

(2)                           any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company’s Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness of the Company so guaranteed;

(3)                           the Legal Defeasance of the Notes as described under Section 8.2; or

(4)                           such Restricted Subsidiary being designated as an Unrestricted Subsidiary in compliance with this Indenture.

SECTION 4.18           Limitation on Preferred Stock of Subsidiaries.

The Company shall not permit any of its Restricted Subsidiaries that is not a Guarantor to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor.

SECTION 4.19           Conduct of Business.

The Company and its Restricted Subsidiaries shall not engage in any businesses which are not the same, similar, related or ancillary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

ARTICLE V

SUCCESSOR CORPORATION

SECTION 5.1             Limitation on Mergers, Consolidations or Sales of Assets.

The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets to, another Person or Persons unless:

(1)           either:

(a)           the Company shall be the surviving or continuing corporation of such merger or consolidation; or

(b)           the surviving Person is a corporation existing under the laws of the United States, any state thereof or the District of Columbia and such surviving Person shall expressly assume all the obligations of the Company under the Notes and this Indenture;

(2)           immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction and the other adjustments that are referred to in the definition of “Consolidated Fixed Charge Coverage Ratio”), the Company or the surviving Person is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9;

(3)           immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and

(4)           the Company or the surviving entity, as the case may be, has delivered to the Trustee an officers’ certificate and opinion of counsel, each stating that such consolidation, merger or transfer complies with this Indenture, that the surviving Person agrees to be bound thereby and by the Notes and the Registration Rights Agreement, and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Notwithstanding the foregoing clauses (1), (2) and (3):

(a)           any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and

(b)           the Company may merge with an Affiliate that is (x) a corporation that has no material assets or liabilities and which was incorporated solely for the purpose of reincorporating the Company in another jurisdiction or (y) a Restricted Subsidiary of the Company that is a Guarantor so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of this Indenture) shall not, and the Company shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(1)                           the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2)                           such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

(3)                           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(4)                           immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of the first paragraph of this Section 5.1.

Any merger or consolidation of a Restricted Subsidiary with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Subsidiary of the Company need only comply with clause (4) of the first paragraph of this Section 5.1.

SECTION 5.2             Successor Entity Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any assignment of its obligations under this Indenture in accordance with Section 5.1 hereof, upon assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company, the surviving entity formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity has been named as the Company herein and such surviving entity may cause to be signed and may issue in its own name or in the name of the Company, any or all Notes issuable hereunder and the predecessor Company in the case of a sale, lease, conveyance or other disposition or assignment, will be released from all obligations under the Notes.

ARTICLE VI

DEFAULT AND REMEDIES

SECTION 6.1             Events of Default.

“Event of Default”, whenever used herein, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be occasioned or prohibited by the provisions of Article X or Article XII and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payments shall be prohibited by the subordination provisions of this Indenture);

(b)           the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payments shall be prohibited by the subordination provisions of this Indenture);

(c)           a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

(d)           the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Receivables Entity) of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $20.0 million or more at any time;

(e)           one or more judgments in an aggregate amount in excess of $20.0 million shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(f)            A court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:

(1)          is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding, or

(2)          appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of its respective properties, or

(3)          orders the liquidation of the Company or any of its Significant Subsidiaries,

and in each case the order or decree remains unstayed and in effect for 60 consecutive days;

(g)           The Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(1)          commences a voluntary case or proceeding, or

(2)          consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding, or

(3)          consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(4)          makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its indebtedness, or

(5)          consents to the filing of a petition in bankruptcy against it; or

(h)           any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

SECTION 6.2             Acceleration.

(a)           If an Event of Default (other than an Event of Default specified in Section 6.1(f) or 6.1(g) above with respect to the Company) shall occur and be continuing, then, and in every such case, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes, by notice in writing to the Company and the Representative under the Senior Credit Facility (and to the Trustee if given by Holders) (the “Acceleration Notice”), may declare all of the unpaid principal of and accrued interest thereon to be, and the same (x) shall become immediately due and payable, or (y) if there are any amounts outstanding under the Senior Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facility or five business days after receipt by the Company and the Representative under the Senior Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in Section 6.1(f) or 6.1(g) with respect to the Company occurs and is continuing, all unpaid principal of and accrued interest due and payable on all the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

(b)           At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in aggregate principal amount of the Notes, by written notice to the Company and the Trustee, may rescind and cancel, on behalf of all Holders, such declaration and its consequences:

(1)          if the rescission would not conflict with any judgment or decree;

(2)          if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)          to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)          if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)          in the event of the cure or waiver of an Event of Default of the type described in Section 6.1(f) or (g), the Trustee shall have received an Officers’ Certificate to the effect that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

In the event that the maturity of the Notes is accelerated pursuant to this Section 6.2, 100% of the principal amount thereof plus accrued interest to the date of payment shall become due and payable.

SECTION 6.3             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 6.4             Waiver of Past Default.

Subject to Sections 6.7 and 9.2, prior to the declaration of acceleration of the maturity of the Notes, the Holder or Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding by written notice to the Company and the Trustee may waive on behalf of all the Holders any past default under this Indenture and its consequence, except a default in the payment of principal of or interest on any Note or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected pursuant to Section 9.2.

SECTION 6.5             Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.3. However, the Trustee may refuse to follow any direction that conflicts with law, the Notes or this Indenture, or that the Trustee determines may be unduly prejudicial to the rights of another Securityholder or that may involve the Trustee in personal liability.

SECTION 6.6            Limitation on Suits.

A Securityholder may not pursue any remedy with respect to this Indenture or the Notes unless:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue a remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity; and

(e) during such 30-day period the Holders of at least a majority in principal amount of the then outstanding Notes do not give the Trustee a direction which is inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.7            Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

SECTION 6.8            Collection Suit by Trustee.

If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the interest rate and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9            Trustee May File Proofs of Claim.

The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company or any of its Subsidiaries (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10          Priorities.

If the Trustee collects any money pursuant to this Article VI, it shall pay out such money in the following order:

First: to the Trustee for amounts due under Section 7.7;

Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

Third: to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Article VI.

SECTION 6.11          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Notes.

SECTION 6.12          Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.13          Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE VII

TRUSTEE

SECTION 7.1            Duties of Trustee.

(a)       If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

(b)       Except during the continuance of an Event of Default:

(i)        The Trustee need perform only those duties as are specifically set forth in this Indenture or the TIA and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(ii)       In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificate or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)       Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)        This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

(ii)       The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)      The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.4 and 6.5.

(d)       No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)       Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

(f)        The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2            Rights of Trustee.

Subject to Section 7.1:

(a)   The Trustee may rely and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(b)   Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)   The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

(d)   The Trustee shall not be liable for any action it takes or omits to take in good faith and without negligence which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture or the TIA.

(e)   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

(f)   The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g)   The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(h)   The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.3            Individual Rights of Trustee.

The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, or its Subsidiaries and Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.4            Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture, the Notes or the Guarantees, and it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, or any statement in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.5            Notice of Defaults.

If a Default or an Event of Default with respect to the Notes occurs and is continuing and is actually known to a Responsible Officer, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 60 days after it occurs or, if later, within 10 days after such Default or Event of Default becomes known to the Trustee, unless such Default or Event of Default has been cured. Except in the case of a Default or Event of Default in the payment of principal of or interest on any Note, including an acceleration, and the failure to make payment when required by Sections 4.12 and 4.15, the Trustee may withhold the notice to the Holders if and so long as a committee of its Responsible Officers determines in good faith that withholding the notice is in the interest of the Holders.

SECTION 7.6            Reports by Trustee to Holders.

Within 60 days after each November 15 beginning with November 15, 2003, the Trustee shall transmit to each Securityholder a report dated as of May 15 of the relevant year that complies with the requirements of TIA § 313(a). The Trustee also shall comply with TIA § 313(b) and TIA § 313(c) and (d). A copy of such report at the time of its transmission to Securityholders shall be filed with the SEC, if required, with each stock exchange, if any, on which the Notes are listed and with the Company.

The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA § 313(d).

SECTION 7.7            Compensation and Indemnity.

The Company shall pay to the Trustee, the Paying Agent and the Registrar from time to time such compensation for their respective services rendered hereunder as agreed in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by each of them in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable compensation, reasonable out-of-pocket disbursements and reasonable expenses of the Trustee’s agents and counsel.

The Company shall indemnify and hold harmless the Trustee and their agents, employees, officers, directors and shareholders against any and all claims, expenses, loss or liability incurred by it arising out of or in connection with the administration of its duties under this Indenture. The Trustee shall notify the Company promptly of any claim asserted against it for which it may seek indemnity. The Company shall defend the claim with counsel designated by the Company, who may be outside counsel to the Company, but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee’s defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent, which consent may not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes and the Guarantees on all money or property held or collected by it in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.l(f) or 6.1(g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

This section shall survive the resignation or removal of the Trustee.

SECTION 7.8            Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company in writing, such resignation to be effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company’s consent which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

(a)  the Trustee fails to comply with Section 7.10;

(b)  the Trustee is adjudged a bankrupt or an insolvent;

(c)  a receiver or other public officer takes charge of the Trustee or its property; or

(d)  the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 25% in principal amount of then outstanding Notes may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9            Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee; provided such corporation shall be otherwise qualified and eligible under this Article VII.

SECTION 7.10          Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(l) and (2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided that there shall be excluded from the operation of TIA § 310(b)(l) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(l) are met. The provisions of TIA § 310 shall apply to the Company, as obligor of the Notes.

SECTION 7.11          Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 31l(a), excluding any creditor relationship listed in TIA § 31l(b). A Trustee who has resigned or been removed shall be subject to TIA § 311 (a) to the extent indicated therein.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1            Termination of the Company’s Obligations.

The Company may terminate its obligations under the Notes and the obligations of the Guarantors under the Guarantees, as the case may be, and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.5) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

(a) either (i) pursuant to Article III, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

(b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Notes; and provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article X and Article XII;

(c) no Default or Event of Default with respect to this Indenture, the Notes or the Guarantees shall have occurred and be continuing on the date of such deposit or shall occur immediately after giving effect to such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

(d) the Company shall have paid all other sums payable by it hereunder; and

(e) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company’s and the Guarantors’ obligations under the Notes and the Guarantees, as the case may be, and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Senior Credit Facility (if then in effect) or any other material agreement or material instrument then known to such counsel that binds or affects the Company.

Notwithstanding the foregoing paragraph, the Company’s obligations in Sections 2.5, 2.6, 2.7, 2.10, 4.1, 4.2, 7.7, 8.5 and 8.6 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.8. After the Notes are no longer outstanding, the Company’s obligations in Sections 7.7, 8.5 and 8.6 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s and the Guarantors’ obligations under the Notes and the Guarantees, as the case may be, and this Indenture except for those surviving obligations specified above.

SECTION 8.2            Legal Defeasance and Covenant Defeasance.

(a)       The Company may, at its option by Board Resolution of the Board of Directors, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.3.

(b)       Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), each of the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.3, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.4 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under Section 8.3 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article X or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when and to the extent such payments are due, (ii) the Company’s obligations with respect to such Notes under Article II and Section 4.2 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith, including Section 7.7 hereof and (iv) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

(c)       Upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), each of Vertis Holdings, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.3 hereof, be released from its obligations under the covenants contained in Sections 4.8 through 4.15, Sections 4.18 and 4.19 and Article V hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under Section 8.3 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article X,

Article XII or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company and its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.1 (c) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.3 hereof, Sections 6. l(c) and 6.1(e) shall not constitute Events of Default.

SECTION 8.3            Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.2(b) or 8.2(c) hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment on the Notes, U.S. Legal Tender, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of or interest on the Notes; provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

(b)   in the case of an election under Section 8.2(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)   in the case of an election under Section 8.2(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)   no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article VIII concurrently with such incurrence) or insofar as Sections 6.1(f) and 6. l(g) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

(e)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)   the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(g)   the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(h)   the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Senior Debt, including, without limitation, those arising under this Indenture, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above of this Section 8.3 need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.4            Application of Trust Money.

The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.3 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.3 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.5            Repayment to the Company.

Subject to this Article VIII, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

SECTION 8.6            Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; provided that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1            Without Consent of Holders.

Without the consent of any Holders, the Company and the Guarantors, when authorized by resolutions of their respective Boards of Directors (copies of which shall be delivered to the Trustee), and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without notice to any Holder for any of the following purposes:

(a) to cure any ambiguity, defect or inconsistency herein;

(b) to add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;

(c) to provide for collateral for the Notes;

(d) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(e) to effect or maintain the qualification of this Indenture under the TLA;

(f) to evidence the succession in accordance with Article V hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

(g) to make any other change that does not adversely affect the rights of any Holder in any material respect; provided that in making such change, the Trustee may rely upon an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder in any material respect.

SECTION 9.2            With Consent of Holders.

Subject to Section 6.7 and the provisions of this Section 9.2, the Company and the Guarantors, when authorized by resolutions of their respective Boards of Directors (copies of which shall be delivered to the Trustee), and the Trustee may amend or supplement this Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Subject to Section 6.7 and the provisions of this Section 9.2, the Holders of, in the aggregate, at least a majority in principal amount of the then outstanding Notes affected may waive compliance by the Company with any provision of this Indenture without notice to any other Securityholder. However, without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.4 may not:

(a) reduce the percentage of principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

(b) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Note;

(c)       reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(d)       make the principal of, or any interest on, any Note payable in money other than that stated in the Note;

(e)       make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(f)        amend, change or modify any provisions of this Indenture or the related definitions affecting the Company’s obligation to make a Change of Control Offer in a manner which adversely affects the Holders;

(g)       after the Company’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

(h)       modify or change any provision of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

(i)        release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Notwithstanding the foregoing, no amendment shall modify any provision of Article X or Article XII of this Indenture without the consent of each holder of any then outstanding Designated Senior Debt.

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder’s consent to such amendment, supplement or waiver.

SECTION 9.3            Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture, the Notes or the Guarantees shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4            Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Securityholder under § 316(b) of the TIA.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses (a) through (1) of Section 9.2. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it.

SECTION 9.5            Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may (in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee may (in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note (together with related Guarantees of the Guarantors) that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6            Trustee To Sign Amendments, Etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture. Neither the Company nor any Guarantor may sign an amendment until its Board of Directors approves it.

ARTICLE X

SUBORDINATION

SECTION 10.1          Notes Subordinated to Senior Debt.

Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder, by his acceptance of Notes, agrees that the payment of the principal of and interest on the Notes is subordinated, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all Senior Debt Obligations (including the Senior Debt Obligations with respect to the Senior Credit Facility, whether outstanding on the Issue Date or thereafter incurred).

This Article X shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 10.2          Suspension of Payment When Senior Debt Is in Default.

(a)       If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt (including, without limitation, guarantees of the foregoing items which constitute Senior Debt) (a “Payment Default”), then no payment or distribution of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations or to acquire any of the Notes for cash or property or otherwise until such Payment Default (and all other Payment Defaults) shall have been cured or waived in accordance with the terms of the documentation governing the respective Senior Debt or ceased to exist or all Senior Debt with respect to which any

Payment Default has occurred and is continuing shall have been discharged or paid in full in cash or Cash Equivalents.

(b)       If any event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a “Non payment Default”), and if the Representative for the respective issue of Designated Senior Debt gives notice of the event of default to the Trustee stating that such notice is a payment blockage notice (a “Payment Blockage Notice”), then during the period (the “Payment Blockage Period”) beginning upon the delivery of such Payment Blockage Notice and ending on the earlier of the 180th day after such delivery and the date on which (x) all events of default with respect to all Designated Senior Debt have been cured or waived or cease to exist, (y) all Designated Senior Debt with respect to which any such event of default has occurred and is continuing is discharged or paid in full in cash or Cash Equivalents, or (z) the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period, neither the Company nor any other Person on its behalf shall (i) make any payment of any kind or character with respect to any Obligations or (ii) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 180 days from the date the applicable Payment Blockage Notice is received by the Trustee and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 10.2(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

(c)       In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee, any Holder or any Paying Agent when such payment is prohibited by the foregoing provisions of this Section 10.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee and any Paying Agent shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives)

or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee and any Paying Agent shall be paid to the holders of Senior Debt.

Nothing contained in this Article X shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes and all other Obligations pursuant to Article VI or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations.

SECTION 10.3         Obligations Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization of Company.

(a)       Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its assets, whether voluntary or involuntary, all Senior Debt Obligations due or to become due shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders, the Trustee or any Paying Agent if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

(b)       To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of the Company’s obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article X, with any turnover of payments as otherwise calculated pursuant to this Article X to be made as if no such diminution had occurred.

(c)       In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 10.3, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(d)       The consolidation of the Company with, or the merger of the Company with or into, another corporation, partnership, trust or limited liability company or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation, partnership, trust or limited liability company upon the terms and conditions provided in Article V hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company’s obligations hereunder in accordance with Article V hereof.

SECTION 10.4          Payments May Be Paid Prior to Dissolution,

Nothing contained in this Article X or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 10.2 and 10.3, from making payments at any time for the purpose of making payments of principal of and interest on the Obligations, or from depositing with the Trustee or any Paying Agent, any monies for such payments, or (ii) in the absence of actual knowledge by the Trustee or any Paying Agent that a given payment would be prohibited by Section 10.2 or 10.3, the application by the Trustee and any Paying Agent of any monies deposited with them for the purpose of making such payments of principal of, and interest on, the Obligations to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable Trustee and any Paying Agent shall have actually received the written notice provided for in the first sentence of Section 10.2(b) (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 10.2 and/or 10.3 (and the respective such payments) shall otherwise be subject to the provisions of Section 10.2 and Section 10.3). The Company shall give prompt written notice to the Trustee and any Paying Agent of any dissolution, winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

SECTION 10.5          Holders To Be Subrogated to Rights of Holders of Senior Debt.

Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article X, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article X are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 10.6          Obligations of the Company Unconditional.

Nothing contained in this Article X or elsewhere in this Indenture is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent any Holder or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article X, of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

SECTION 10.7          Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee, subject to the provisions of Article VII hereof, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

SECTION 10.8         Subordination Rights Not Impaired by Acts or Omissions of the Company or
Holders of Senior Debt.

No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Holders to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 10.9          Holders Authorize Trustee To Effectuate Subordination of Obligations.

Each Holder authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination provided in this Article X, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its Obligations and accrued interest in the form required in those proceedings.

If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.10        Amendments or Modifications to Article X.

Notwithstanding anything to the contrary contained in this Indenture, no amendment or modification to any provision of this Article X or the related definitions used herein (other than to cure any ambiguity, defect, mistake or inconsistency herein, so long as such amendment or modification does not adversely affect the rights of the holders of any Senior Debt then outstanding) shall be permitted without the consent of the “Required Lenders,” as such term is used in the Senior Credit Facility.

SECTION 10.11        Article X Not to Prevent Events of Default.

The failure to make a payment on account of principal of or interest on the securities by reason of any provision of this Article X shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1.

SECTION 10.12        No Fiduciary Duty of Trustee to Holders of Senior Debt.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to the Holders of Notes or the Company or any other Person, cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article X or otherwise. Nothing in this Section 10.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their Representative.

ARTICLE XI

GUARANTEE

SECTION 11.1          Unconditional Guarantee.

Each Guarantor hereby unconditionally, jointly and severally, guarantees (each such guarantee to be referred to herein as a “Guarantee”), subject to Article XII, to each of the Holders and to the Trustee and their respective successors and assigns that (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.5. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any

Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 11.2          Subordination of Guarantee.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to the Guarantee of such Guarantor and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Debt of such Guarantor, to the extent and in the manner provided in Article XII.

SECTION 11.3          Severability.

In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.4          Release of a Guarantor.

Upon (i) the release by the lenders under the Senior Credit Facility and related documents of all guarantees of a Guarantor and all Liens on the property and assets of such Guarantor relating to such Indebtedness, (ii) the unconditional release of a Guarantor from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered in accordance with the first paragraph of Section 4.17, (iii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company’s Capital Stock in, or all or substantially all of the assets of, a Guarantor; provided that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Guarantor has been released by the holders of the other Indebtedness of the Company so guaranteed, (iv) the Legal Defeasance of the Notes as described under Section 8.2, or (v) a Guarantor being designated as an Unrestricted Subsidiary as described under the definition of “Unrestricted Subsidiary,” such Guarantor shall be deemed released from all obligations under this Article XI without any further action required on the part of the Trustee or any Holder; provided that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, such Indebtedness of the Company shall also terminate upon such release, sale or transfer.

The Trustee shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 11.4. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this Article XI.

SECTION 11.5          Limitation of Guarantor’s Liability.

Each Guarantor and by its acceptance hereof each of the Holders hereby confirm that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, but not limited to, the Guarantor Senior Debt of such Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.7, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.6          Consolidation, Merger and Sale of Assets.

Upon any consolidation, merger, sale or conveyance of a Guarantor as permitted by Article V, the Guarantee of such Guarantor set forth in this Article XI, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Company, the Guarantor or another Guarantor is not the surviving corporation in the merger), by an agreement or supplemental indenture reasonably satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by an agreement or supplemental indenture executed and delivered to the Trustee and satisfactory in form and substance to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

SECTION 11.7          Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Obligations. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Guarantor under Subordinated Obligation)), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liabilities of such Guarantor on its debts including, without limitation, Guarantor Senior Debt (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

SECTION 11.8          Waiver of Subrogation.

Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall, subject to the provisions of Article X, Section 11.2 and Article XII, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.8 is knowingly made in contemplation of such benefits.

SECTION 11.9          Evidence of Guarantee.

To evidence their guarantees to the Holders set forth in this Article XI, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in Exhibit E. Each such notation of Guarantee shall be signed on behalf of each Guarantor by an Officer or an assistant Secretary.

SECTION 11.10        Waiver of Stay, Extension or Usury Laws.

Each Guarantor covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE XII

SUBORDINATION OF GUARANTEE OBLIGATIONS

SECTION 12.1         Guarantee Obligations Subordinated to Guarantor Senior Debt.

Anything herein to the contrary notwithstanding, each of the Guarantors, for itself and its successors, and each Holder by his acceptance of Notes agrees that the payment of all Guarantee Obligations of such Guarantor are subordinated, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, of all Guarantor Senior Debt Obligations of such Guarantor (including Guarantor Senior Debt Obligations with respect to the Senior Credit Facility, whether outstanding on the Issue Date or thereafter incurred).

This Article XII shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Guarantor Senior Debt, and such provisions are made for the benefit of the holders of Guarantor Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 12.2          Suspension of Guarantee Obligations When Guarantor Senior Debt Is in Default.

(a)       If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Guarantor Senior Debt (including, without limitation, guarantees of the foregoing items which constitute Guarantor Senior Debt), then no payment or distribution of any kind or character shall be made by or on behalf of such Guarantor or any other Person on its or their behalf with respect to any Guarantee Obligations or to acquire any of the Notes for cash or property or otherwise until such Payment Default (and all other Payment Defaults) shall have been cured or waived in accordance with the terms of the documentation governing the respective Guarantor Senior Debt or ceased to exist or all Guarantor Senior Debt with respect to which any Payment Default has occurred and is continuing shall have been discharged or paid in full in cash or Cash Equivalents.

(b)       During any Payment Blockage Period (as determined in accordance with Section 10.2(b), including the limitations set forth therein), neither any Guarantor nor any other Person on any Guarantor’s behalf shall (i) make any payment of any kind or character with respect to any Guarantee Obligations or (ii) acquire any of the Notes for cash or property or otherwise.

(c)       In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee, any Paying Agent or any Holder when such payment is prohibited by the foregoing provisions of this Section 12.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee and any Paying Agent shall be entitled to rely on information regarding amounts then due and owing on the Guarantor Senior Debt, if any, received from the holders of Guarantor Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from a Guarantor and only amounts included in the information provided to the Trustee and any Paying Agent shall be paid to the holders of Guarantor Senior Debt.

SECTION 12.3	Guarantee Obligations Subordinated to Prior Payment of All Guarantor Senior Debt on Dissolution, Liquidation or Reorganization of Such Guarantor.

(a)       Upon any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Guarantor or its property, whether voluntary or involuntary, all Guarantor Senior Debt Obligations due or to become due shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Guarantor Senior Debt, before the Holders shall be entitled to receive any payment or distribution of any kind or character on account of any Guarantee Obligations or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled, except for the provisions hereof, shall be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee if received by them, directly to the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Guarantor Senior Debt.

(b)       To the extent any payment of Guarantor Senior Debt (whether by or on behalf of a Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of any Guarantor’s obligation to make any distribution or payment pursuant to any

Guarantor Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Guarantor Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article XII, with any turnover of payments as otherwise calculated pursuant to this Article XII to be made as if no such diminution had occurred.

(c)       In the event that, notwithstanding the foregoing, any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 12.3, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Debt (pro rata to such holders on the basis of the respective amount of Guarantor Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Guarantor Senior Debt remaining unpaid until all such Guarantor Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

(d)       The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of a Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article V and as long as permitted under the terms of the Guarantor Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Guarantee of such Guarantor hereunder in accordance with Article V.

SECTION 12.4          Payments May Be Paid Prior to Dissolution.

Nothing contained in this Article XII or elsewhere in this Indenture shall prevent (i) any Guarantor, except under the conditions described in Sections 12.2 and 12.3, from making payments at any time for the purpose of making payments on Guarantee Obligations, or from depositing with the Trustee or any Paying Agent, any monies for such payments, or (ii) in the absence of actual knowledge by the Trustee or any Paying Agent that a given payment would be prohibited by Section 12.2 or 12.3, the application by the Trustee and any Paying Agent of any monies deposited with them for the purpose of making such payments on Guarantee Obligations to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable the Trustee and any Paying Agent shall have actually received the written notice provided for in the first sentence of Section 10.2(b) (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Sections 12.2 and/or 12.3 (and the respective such payments) shall otherwise be subject to the provisions of Section 12.2 and Section 12.3). Each Guarantor shall give prompt written notice to the Trustee and any Paying Agent of any dissolution, winding-up, liquidation or reorganization of such Guarantor, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

SECTION 12.5          Holders To Be Subrogated to Rights of Lenders of Guarantor Senior Debt.

Subject to the payment in full in cash or Cash Equivalents of all Guarantor Senior Debt, the Holders shall be subrogated to the rights of the holders of Guarantor Senior Debt of such Guarantor to receive payments or distributions of cash, property or securities of such Guarantor applicable to such Guarantor Senior Debt until all amounts owing on or in respect of the Guarantee Obligations shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Guarantor Senior Debt by or on behalf of such Guarantor, or by or on behalf of the Holders by virtue of this Article XII, which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Debt, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Guarantor Senior Debt, on the other hand.

SECTION 12.6          Guarantee Obligations of the Guarantors Unconditional.

Nothing contained in this Article XII or elsewhere in this Indenture or in the Guarantees is intended to or shall impair, as among the Guarantors, their creditors other than the holders of Guarantor Senior Debt, and the Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent any Holder or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII of the holders of Guarantor Senior Debt in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy.

SECTION 12.7          Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of a Guarantor referred to in this Article XIII, the Trustee, subject to the provisions of Article VII hereof, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

SECTION 12.8	Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Lenders of Guarantor Senior Debt.

No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Holders to the holders of Guarantor Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt, or otherwise amend or supplement in any manner Guarantor Senior Debt, or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Guarantors and any other Person.

SECTION 12.9          Holders Authorize Trustee To Effectuate Subordination of Guarantee Obligations.

Each Holder, by its acceptance of the Guarantee Obligations, authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Debt and the Holders, the subordination provided in this Article XII, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of any Guarantor, the filing of a claim for the unpaid balance under its Guarantee Obligations and accrued interest in the form required in those proceedings.

If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Guarantor Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Guarantee Obligations or the rights of any Holder, or to authorize the Trustee or the holders of Guarantor Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 12.10        This Article XII Not To Prevent Events of Default.

The failure to make a payment on account of principal of or interest on the Guarantee Obligations by reason of any provision of this Article XII will not be construed as preventing the occurrence of an Event of Default.

SECTION 12.11        Amendments or Modifications to Article XII.

Notwithstanding anything to the contrary contained in this Indenture, no amendment or modification to any provision of this Article XII or the related definitions used herein (other than to cure any ambiguity, defect, mistake or inconsistency herein, so long as such amendment or modification does not adversely affect the rights of the holders of any Guarantor Senior Debt then outstanding) shall be permitted without the consent of the “Required Lenders,” as such term is used in the Senior Credit Facility.

SECTION 12.12        No Fiduciary Duty of Trustee to Holders of Senior Debt.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt, and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to the Holders of Notes or the Company or any other Person, cash, property or securities to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Article XII or otherwise. Nothing in this Section 12.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Guarantor Senior Debt or their Representative.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1          Trust Indenture Act Controls.

The provisions of TTA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the above paragraph, the imposed duties shall control.

SECTION 13.2          Notices.

Any notice or communication shall be sufficiently given if in writing and delivered in Person or mailed by first-class mail or by telecopier, followed by first-class mail, or by overnight service guaranteeing next-day delivery, addressed as follows:

(a)	if to the Company or any Guarantor:

c/o Vertis, Inc.
250 W. Pratt Street
18th Floor
Baltimore, MD 21201
Attention: Chief Financial Officer
Telecopier Number: (410) 528-9287

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Robert E. Buckholz, Jr., Esq.
Telecopier Number: (212) 558-3588

(b)	if to the Trustee:

The Bank of New York
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Administration
Telecopier Number: (212) 815-5704

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder, including any notice delivered in connection with TIA § 310(b), TIA § 313(c), TIA § 314(a) and TIA § 315(b), shall be mailed to such Holder, first-class postage prepaid, at his address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.3          Communications by Holders with Other Holders.

Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture, the Notes or the Guarantees. The Company, the Guarantors, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 13.4          Certificate and Opinion of Counsel as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with (which officer signing such certificate may rely, as to matters of law, on an Opinion of Counsel), (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of counsel, all such conditions have been complied with (which counsel, as to factual matters, may rely on an Officers’ Certificate and certificates of public officials) and

(c) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TTA § 314(c).

SECTION 13.5          Statements Required in Certificate and Opinion of Counsel.

Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the Person making such certificate or rendering such Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or Opinion of Counsel are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.6          Rules by Trustee, Paving Agent, Registrar.

The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.7          Legal Holidays.

If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.8        Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES.

SECTION 13.9          No Recourse Against Others.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

SECTION 13.10        Successors.

All agreements of the Company and the Guarantors in this Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.11        Counterparts.

The parties may sign any number of counterparts of this Indenture. Each such counterpart shall be an original, but all of them together represent the same agreement.

SECTION 13.12        Severability.

In case any provision in this Indenture, the Notes or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.13        Table of Contents, Headings, Etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.15        Benefits of Indenture.

Nothing in this Indenture, the Notes or the Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture, the Notes or the Guarantees.

SECTION 13.16        Independence of Covenants.

All covenants and agreements in this Indenture shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

VERTIS, INC., as Issuer

By:	/s/ John V. Howard, Jr.
Name: John V. Howard, Jr.
Title: Sr. V.P.

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

SUBSIDIARY GUARANTORS:

PRINTCO., INC.

By:	/s/ John V. Howard, Jr.
Name: John V. Howard, Jr.
Title: Sr. V.P.

WEBCRAFT, LLC

By:	/s/ John V. Howard, Jr.
Name: John V. Howard, Jr.
Title: Sr. V.P.

WEBCRAFT CHEMICALS, LLC

By:	/s/ John V. Howard, Jr.
Name: John V. Howard, Jr.
Title: Sr. V.P.

ENTERON GROUP, LLC

By:	/s/ John V. Howard, Jr.
Name: John V. Howard, Jr.
Title: Sr. V.P.

BIG FLOWER DIGITAL SERVICES (DELAWARE), INC.

By:	/s/ John V. Howard, Jr.
Name: John V. Howard, Jr.
Title: Sr. V.P.

BIG FLOWER DIGITAL LLC

By:	BIG FLOWER DIGITAL SERVICES (DELAWARE), INC.

By:	/s/ John V. Howard, Jr.
Name: John V. Howard, Jr.
Title: Sr. V.P.

Notice Address for all Guarantors:

Vertis, Inc.
250 W. Pratt Street
18th Floor
Baltimore, MD 21201
	Attention:	Chief Financial Officer
	Telephone:	(410) 528-9800
	Telecopy:	(410) 528-9287

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

VERTIS, INC., as Issuer

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:	/s/ Geovanni Barris
Name: GEOVANNI BARRIS
Title: VICE PRESIDENT

SUBSIDIARY GUARANTORS:

PRINTCO., INC.

By:
Name:
Title:

WEBCRAFT, LLC

By:
Name:
Title:

WEBCRAFT CHEMICALS, LLC

By:
Name:
Title:

EXHIBIT A-1

[FORM OF SERIES A SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY

A-1-1

REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

A-1-2

No.	$[ ]

VERTIS, INC.

13½% SENIOR SUBORDINATED NOTE DUE 2009

VERTIS, INC. promises to pay to            or registered assigns the principal sum of [                ] Dollars on December 7, 2009.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

By:
Authorized Signature

By:
Authorized Signature

Dated: [               ], 2003

CERTIFICATE OF AUTHENTICATION

This is one of the 13½% Senior Subordinated Notes due 2009 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

A-1-3

(REVERSE OF SECURITY)

13½% SENIOR SUBORDINATED NOTE DUE 2009

1.         Interest. VERTIS, INC., a Delaware corporation (the “Company”, which term shall include any successor thereto in accordance with the Indenture), promises to pay, until the principal hereof is paid or made available for payment, interest (including any Accrued Bankruptcy Interest) on the principal amount set forth on the reverse side hereof at a rate of 13½% per annum. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance of such Notes through but excluding the date on which interest is paid. Interest shall be payable in arrears on June 1 and December 1 (each an “Interest Payment Date”). Interest will be computed on the basis of a 360-day year of twelve full 30-day months.

To the extent a Note is issued for original issue after February 28, 2003, the Holder of such Note is hereby obligated upon original issuance of such Note to pay the Company in U.S. Legal Tender the amount of accrued and unpaid interest on such Note from the later of February 28, 2003 or the most recently completed Interest Payment Date to the date of original issuance of such Note.

2.         Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company’s option, interest may be paid by check mailed to the registered address of the Holder of this Note.

3.         Paying Agent and Registrar. Initially, The Bank of New York (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice.

4.         Indenture. The Company issued the Notes under an Indenture dated as of February 28, 2003 (the “Indenture”) among the Company, the Guarantors and the Trustee. This Note is one of an issue of Notes of the Company issued under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended from time to time. The Notes are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $293,500,000.

A-1-4

Under Article XI of the Indenture, the payment of each Note is guaranteed on a senior subordinated basis by the Guarantors.

5.         Optional Redemption. The Notes are not redeemable before January 1, 2005. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on January 1 of the year set forth below:

Year	Percentage

2005	106.75%
2006	104.50%
2007	102.25%
2008 and thereafter	100.00%

In addition, the Company must pay accrued and unpaid interest on the Notes redeemed.

6.         Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

7.         Offers to Purchase. Sections 4.12 and 4.15 of the Indenture provide that after an Asset Sale, or upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture.

8.         Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note or portion of a Note selected for redemption, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

9.         Persons Deemed Owners. The registered holder of a Note may be treated as the owner of it for all purposes.

A-1-5

10.       Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

11.       Amendment, Supplement, Waiver. The Company and the Trustee may, without the consent of the holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes (and, in certain cases, holders of Designated Senior Debt) to be affected.

12.       Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will, subject to certain exceptions, be released from those obligations.

13.       Defaults and Remedies. Events of Default include: default in payment of principal of or premium on the Notes at maturity, or upon acceleration, redemption or otherwise; default in payment of interest on any Note for 30 days; certain defaults under other Indebtedness; failure by the Company for 30 days after written notice to it from the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes, to comply with any of the other agreements or covenants in or provisions of the Indenture or the Notes; certain events of bankruptcy or insolvency with respect to the Company and its Significant Subsidiaries; certain final judgments that remain undischarged for 60 days after being entered; any Guarantee of a Significant Subsidiary ceases to be in full force and effect; and any Guarantor that is a Significant Subsidiary shall deny its obligations under its Guarantee. If an Event of Default occurs and is continuing (and has not been waived in accordance with the provisions of the Indenture), the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be immediately due and payable for an amount equal to 100% of the principal amount of the Notes plus accrued interest to the date of payment, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice, subject to the rights of holders of Senior Debt. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then

A-1-6

outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or an Event of Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Responsible Officers determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

14.       Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, pay dividends and make distributions with respect to or repurchase or otherwise acquire or retire for value any of their equity interests, make certain Investments, incur additional Indebtedness, enter into transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of their properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.       Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

16.       No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17.       Discharge of Indenture; Defeasance. The Indenture contains provisions for defeasance at any time, upon compliance with certain conditions set forth therein, of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants and Events of Default with respect to this Note.

18.       Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

19.       Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.       Subordination. The Notes are subordinated to all Senior Debt, which includes any Indebtedness permitted to be incurred pursuant to the terms of the “Limitation on

A-1-7

Additional Indebtedness” covenant in the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. The Guarantees in respect of the Notes are subordinated to all Guarantor Senior Debt of each Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder, by its acceptance hereof, agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

21.       Registration Rights. Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having identical terms as this Note. The Holders of the Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

22.       GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

The provisions of this Note are expressly made subject to the more detailed provisions set forth in the Indenture and the Registration Rights Agreement, which shall for all purposes be controlling. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

VERTIS, INC.

250 W. Pratt Street

18th Floor

Baltimore, MD 21201

Attention: Chief Financial Officer

A-1-8

ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address and zip code) and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to Section 4.12 or 4.15 of the Indenture, check the Box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.12 or 4.15 of the Indenture, state the amount:

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

EXHIBIT A-2

[FORM OF SERIES B SECURITIES]

No.	$

VERTIS, INC.

13 1/2% SENIOR SUBORDINATED NOTE DUE 2009

sum of	VERTIS, INC. promises to pay to Dollars on December 7, 2009.	or registered assigns the principal

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

By:
Authorized Signature

By:
Authorized Signature

Dated: [             ], 2003

CERTIFICATE OF AUTHENTICATION

This is one of the l3 1/2% Senior Subordinated Notes due 2009 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

A-2-1

(REVERSE OF SECURITY)

13 1/2% SENIOR SUBORDINATED NOTE DUE 2009

1.         Interest. VERTIS, INC., a Delaware corporation (the “Company”, which term shall include any successor thereto in accordance with the Indenture), promises to pay, until the principal hereof is paid or made available for payment, interest (including any Accrued Bankruptcy Interest) on the principal amount set forth on the reverse side hereof at a rate of 13 1/2% per annum. Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance of such Notes through but excluding the date on which interest is paid. Interest shall be payable in arrears on June 1 and December 1 (each an “Interest Payment Date”). Interest will be computed on the basis of a 360-day year of twelve full 30-day months.

To the extent a Note is issued for original issue after February 28, 2003, the Holder of such Note is hereby obligated upon original issuance of such Note to pay the Company in U.S. Legal Tender the amount of accrued and unpaid interest on such Note from the later of February 28, 2003 or the most recently completed Interest Payment Date to the date of original issuance of such Note.

2.         Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company’s option, interest may be paid by check mailed to the registered address of the Holder of this Note.

3.         Paying Agent and Registrar. Initially, The Bank of New York (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice.

4.         Indenture. The Company issued the Notes under an Indenture dated as of February 28, 2003 (the “Indenture”) among the Company, the Guarantors and the Trustee. This Note is one of an issue of Notes of the Company issued under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended from time to time. The Notes are subject to all such terms, and Securityholders are referred to the Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $293,500,000.

A-2-2

Under Article XI of the Indenture, the payment of each Note is guaranteed on a senior subordinated basis by the Guarantors.

5.         Optional Redemption. The Notes are not redeemable before January 1, 2005. Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on January 1 of the year set forth below:

Year	Percentage

2005	106.75%
2006	104.50%
2007	102.25%
2008 and thereafter	100.00%

In addition, the Company must pay accrued and unpaid interest on the Notes redeemed.

6.         Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

7.         Offers to Purchase. Sections 4.12 and 4.15 of the Indenture provide that after an Asset Sale, or upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the indenture.

8.         Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note or portion of a Note selected for redemption, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

9.         Persons Deemed Owners. The registered holder of a Note may be treated as the owner of it for all purposes.

A-2-3

10.       Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

11.       Amendment, Supplement, Waiver. The Company, the Guarantors and the Trustee may, without the consent of the holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes (and, in certain cases, holders of Designated Senior Debt) to be affected.

12.       Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation will, subject to certain exceptions, be released from those obligations.

13.       Defaults and Remedies. Events of Default include: default in payment of principal of or premium on the Notes at maturity, or upon acceleration, redemption or otherwise; default in payment of interest on any Note for 30 days; certain defaults under other Indebtedness; failure by the Company or its Subsidiaries for 30 days after written notice to it from the Trustee or Holders of at least 25% in principal amount of the then outstanding Notes, to comply with any of the other agreements or covenants in or provisions of the Indenture or the Notes; certain events of bankruptcy or insolvency with respect to the Company and its Significant Subsidiaries; certain final judgments that remain undischarged for 60 days after being entered; any Guarantee of a Significant Subsidiary ceases to be in full force and effect; and any Guarantor that is a Significant Subsidiary shall deny its obligations under its Guarantee. If an Event of Default occurs and is continuing (and has not been waived in accordance with the provisions of the Indenture), the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be immediately due and payable for an amount equal to 100% of the principal amount of the Notes plus accrued interest to the date of payment, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice, subject to the rights of holders of Senior Debt. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal

A-2-4

amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or an Event of Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Responsible Officers determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

14.       Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, pay dividends and make distributions with respect to or repurchase or otherwise acquire or retire for value any of their Equity Interests, make certain Investments, incur additional Indebtedness, enter into transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of their properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.       Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

16.       No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17.       Discharge of Indenture; Defeasance. The Indenture contains provisions for defeasance at any time, upon compliance with certain conditions set forth therein, of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants and Events of Default with respect to this Note.

18.       Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

19.       Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.       Subordination. The Notes are subordinated to all Senior Debt, which includes any Indebtedness permitted to be incurred pursuant to the terms of the “Limitation on

A-2-5

Additional Indebtedness” covenant in the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. The Guarantees in respect of the Notes are subordinated to all Guarantor Senior Debt of each Guarantor, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder, by its acceptance hereof, agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

21.       GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

The provisions of this Note are expressly made subject to the more detailed provisions set forth in the Indenture, which shall for all purposes be controlling. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

VERTIS, INC.

250 W. Pratt Street

18th Floor

Baltimore, MD 21201

Attention: Chief Financial Officer

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ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address and zip code) and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to Section 4.12 or 4.15 of the Indenture, check the Box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.12 or 4.15 of the Indenture, state the amount:

$

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

EXHIBIT B

FORM OF LEGEND FOR BOOK-ENTRY SECURITIES

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

B-1

EXHIBIT C

Form of Certificate To Be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors

                  ,

The Bank of New York
101 Barclay Street
New York, NY 10286

Attention: Corporate Trust Administration

Re:                  Vertis, Inc. (the “Company”) 13 1/2%
Senior Subordinated Notes due 2009 (the “Securities”)

Ladies and Gentlemen:

In connection with our proposed purchase of $             aggregate principal amount of the Securities, we confirm that:

1.         We have received such information as we deem necessary in order to make our investment decision.

2.         We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

3.         We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Securities prior to the date which is two years after the original issuance of the Securities, we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a person whom we reasonably believe is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an accredited investor (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities, (iv) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

4.         We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

5.         We are an institutional “accredited investor” (as defined in Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act)(an “accredited investor”) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

6.         We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an accredited investor) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
Authorized Signature

EXHIBIT D

Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S

                         ,

The Bank of New York
101 Barclay Street
New York, NY  10286

Attention: Corporate Trust Administration

Re:	Vertis, Inc. (the “Company”) 13 1/2% Senior
Subordinated Notes due 2009 (the “Securities”)

Dear Sirs:

In connection with our proposed sale of $                    aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)       the offer of the Securities was not made to a Person in the United States;

(2)       either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)       no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)       we have advised the transferee of the transfer restrictions applicable to the Securities.

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You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

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EXHIBIT E

[FORM OF NOTATION ON NOTE
RELATING TO GUARANTEES]

GUARANTEES

The Guarantors (as defined in the Indenture (the “Indenture”) referred to in the Note upon which this notation is endorsed and each hereinafter referred to as a “Guarantor”) have unconditionally guaranteed on a senior subordinated basis (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Notes in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders all in accordance with the terms set forth in of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or of any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise.

The obligations of each Guarantor to the Holders and the Trustee of the Notes pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Debt of such Guarantor, to the extent and in the manner provided, in Article XII of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

No past, present or future stockholder, director, officer, employee or incorporator, as such, of any of the Guarantors shall have any liability for any obligation of the Guarantors under the Guarantee or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantees.

SUBSIDIARY GUARANTORS:

PrintCo., Inc.

By:
Name:
Title:

Webcraft, LLC

By:
Name:
Title:

Webcraft Chemicals, LLC

By:
Name:
Title:

Enteron Group, LLC

By:
Name:
Title:

Big Flower Digital Services (Delaware), Inc.

By:
Name:
Title:

Big Flower Digital LLC

By:
Name:
Title: